Exhibit 99.2

EQUITY ONE

SUPPLEMENTAL INFORMATION PACKAGE

QUARTER ENDED JUNE 30, 2016

POTRERO CENTER, SAN FRANSISCO CA

Equity One, Inc.
410 Park Avenue | Suite 1220
New York, New York 10022
www.equityone.com

Equity One, Inc.

SUPPLEMENTAL INFORMATION
June 30, 2016
(unaudited)

TABLE OF CONTENTS
Page

Press Release	3-11
Financial Information
Disclosures	12
Summary Financial Results and Ratios	13-14
2016 Guidance	15
Components of Net Asset Value	16-17
Market Capitalization	18
Net Operating Income	19
EBITDA and Adjusted EBITDA	20
Additional Information	21
Leasing Data
Portfolio Statistics	22
Tenant Concentration - Top Twenty-Five Tenants	23
Recent Leasing Activity	24
Shopping Center Lease Expiration Schedule	25
Property Data
Annual Base Rent of Operating Properties by State	26
Property Status Report	27-35
Real Estate Acquisition and Disposition Activity	36
Real Estate Developments and Redevelopments	37-38
Tactical Capital Improvements	39
Debt Schedules
Debt Summary	40
Debt Maturity Schedule	41
Debt by Instrument	42-43
Unconsolidated Joint Venture Supplemental Data	44-46
Appendices - Reconciliations of Non-GAAP Financial Measures	47-52

Equity One, Inc. 410 Park Avenue, Suite 1220 New York, NY 10022 212-796-1760	For additional information: Matthew Ostrower, EVP and Chief Financial Officer
FOR IMMEDIATE RELEASE:
Equity One Reports Second Quarter 2016 Operating Results

New York, NY, July 27, 2016 - Equity One, Inc. (NYSE:EQY), an owner, developer, and operator of shopping centers, announced today its financial results for the three and six months ended June 30, 2016. Net income attributable to Equity One, Inc. was $21.6 million, or $0.15 per diluted share, for the quarter ended June 30, 2016, as compared to $27.1 million, or $0.21 per diluted share, for the second quarter of 2015. Net income attributable to Equity One, Inc. was $42.6 million, or $0.30 per diluted share, for the six months ended June 30, 2016, as compared to $35.1 million, or $0.27 per diluted share, for the same period of 2015. Net income attributable to Equity One, Inc. for the three and six months ended June 30, 2015 included $8.8 million of income associated with the redemption of the company’s interest in a joint venture.

“Robust leasing and operations were the hallmarks of another strong quarter for Equity One,” said David Lukes, CEO. “We produced strong same-store NOI growth, higher occupancy, and an increase in our portfolio average base rent to $20.09 despite headwinds from isolated tenant bankruptcies. We also continued to advance our projects in our current and shadow redevelopment pipeline, helping to bolster our prospects for growth well into the future.”

Highlights of the quarter and recent activity include:

•
Generated net income attributable to Equity One, Inc. for the quarter of $0.15 per diluted share, representing a decrease of 29% as compared to the second quarter of 2015, and generated net income attributable to Equity One, Inc. of $0.30 per diluted share for the six months ended June 30, 2016, representing growth of 11% as compared to the same period in 2015

•
Generated Funds From Operations (FFO) and Core FFO (previously referred to as Recurring FFO) for the quarter of $0.34 and $0.35 per diluted share, respectively, representing growth of 10% and 3%, respectively, as compared to the second quarter of 2015, and generated FFO and Core FFO for the six months ended June 30, 2016 of $0.66 and $0.71 per diluted share, respectively, representing growth of 5% and 8%, respectively, as compared to the same period in 2015

•
Same-property net operating income (NOI) excluding redevelopments increased by 4.5% (6.1% including redevelopments) for the quarter as compared to the second quarter of 2015, and increased 5.0% (5.5% including redevelopments) for the six months ended June 30, 2016 as compared to the same period in 2015

•
Retail occupancy (excluding developments and redevelopments) increased to 96.3%, up 10 basis points as compared to March 31, 2016, and up 80 basis points as compared to June 30, 2015. Shop occupancy for these assets rose to 90.3%, up 90 basis points compared to March 31, 2016 and 360 basis points compared to June 30, 2015

•
Executed 120 leases totaling 516,372 square feet during the quarter, including 104 same-space new leases, renewals, and options totaling 450,334 square feet at an average rent spread of 7.0% on a cash basis. On a same-space basis, 27 new leases and 77 renewals and options were executed during the quarter at an average rent spread of 6.4% and 7.3%, respectively

•	Retail portfolio average base rent (including developments and redevelopments) was $20.09 per square foot as of June 30, 2016 as compared to $20.02 as of March 31, 2016

•
Published the company’s 2015 Corporate Responsibility and Sustainability Report, its seventh report, documenting the company’s extensive efforts to maintain healthy, sustainable relationships with its key community, environmental, employee and investor constituencies

•	Acquired Walmart at Norwalk, an approximately 142,000 square foot property located in Norwalk, Connecticut, for $30.0 million

•	Closed on the sale of two non-core assets, both located in Decatur, Georgia, for a total gross sales price of $7.5 million

•	Issued 3.81% series A senior unsecured notes with an aggregate principal balance of $100.0 million as part of the previously announced $200.0 million private placement of unsecured bonds

•	Redeemed the company’s $117.0 million 6.00% unsecured senior notes due September 2017 in July 2016

•
Revised 2016 estimated net income attributable to Equity One, Inc. guidance from $0.62 to $0.65 per diluted share to $0.58 to $0.62 per diluted share and reaffirmed 2016 estimated Core FFO guidance of $1.36 to $1.40 per diluted share

Financial and Operational Highlights

Included in net income attributable to Equity One, Inc. for the six months ended June 30, 2016 of $42.6 million is $1.6 million of bad debt expense and straight-line rent reserves related to tenant bankruptcies, and other income of $596,000 related to the settlement of claims for historical bankruptcies. Net income attributable to Equity One, Inc. for the three and six months ended June 30, 2015 included $3.3 million related to the recognition of deferred gains associated with the past disposition of assets by the company to its GRI joint venture and $5.5 million related to the company’s remeasurement of the fair value of the company’s equity investment in the GRI joint venture. Net income attributable to Equity One, Inc. for the six months ended June 30, 2015 also included $11.5 million in impairment charges related to depreciable real estate.

In the second quarter of 2016, the company generated FFO of $48.7 million, or $0.34 per diluted share, as compared to $44.0 million, or $0.31 per diluted share for the second quarter of 2015, representing a 10% increase on a per share basis. Core FFO was $49.6 million, or $0.35 per diluted share, for the second quarter of 2016, as compared to $47.3 million, or $0.34 per diluted share, for the second quarter of 2015, representing a 3% increase on a per share basis. In the six months ended June 30, 2016, the company generated FFO of $93.7 million, or $0.66 per diluted share, as compared to $87.3 million, or $0.63 per diluted share for the same period of 2015, representing a 5% increase on a per share basis. Core FFO was $100.3 million, or $0.71 per diluted share, for the six months ended June 30, 2016, as compared to $91.5 million, or $0.66 per diluted share, for the same period of 2015, representing an 8% increase on a per share basis. A reconciliation of net income attributable to Equity One, Inc. to FFO and Core FFO is provided in the tables accompanying this press release.

Same-property NOI excluding redevelopments increased by 4.5% for the second quarter of 2016 as compared to the second quarter of 2015, which was driven primarily by increased minimum rent from lease renewals and new rent commencements (net of vacancies) at properties including Westwood Complex, South Beach Regional and Coral Reef Shopping Center. Same-property NOI for the broader same-property pool including redevelopments increased by 6.1% largely due to a higher 14.4% NOI growth from redevelopment assets for the second quarter of 2016 as compared to the second quarter of 2015, especially at 101 7th Avenue, Boynton Plaza, Lake Mary Centre, Kirkman Shoppes and Alafaya Commons. Positive contribution from these assets was partially offset by NOI decreases due to commencement of redevelopment activities at properties including Medford, Serramonte Center and Point Royale. A reconciliation of net income attributable to Equity One, Inc. to same-property NOI is provided in the tables accompanying this press release. On a same-property basis, occupancy for the company’s retail portfolio increased to 96.3%, up 50 basis points compared to June 30, 2015, and down 10 basis points as compared to March 31, 2016.

Second quarter results were impacted by the March 2016 bankruptcy filing of The Sports Authority, which ultimately led to the rejection of three of the company’s four leases, with the fourth lease expected to be rejected by the end of July 2016. The four leases comprise a total of 108,000 square feet of GLA and aggregate annualized base rent of approximately $3.8 million. The company recently executed leases totaling approximately 50,000 square feet of GLA at two of these locations (Broadway Plaza and The Gallery at Westbury Plaza) at an aggregate annualized base rent of approximately $1.9 million, which is equivalent to the rent previously paid by The Sports Authority. The new tenants are expected to commence paying rent in December 2016, and the company is actively marketing the two remaining locations. The company recorded bad debt expense associated with The Sports Authority of approximately $265,000 in the second quarter of 2016, which did not include any material reversals of previously recorded reserves, as compared to approximately $615,000 in the first quarter of 2016. Total bad debt expense for the second quarter of 2016 was approximately $485,000 as compared to approximately $840,000 in the first quarter of 2016 and $1.4 million in the second quarter of 2015.
Development and Redevelopment Activities

As of June 30, 2016, the company had approximately $246.0 million of active development and redevelopment projects underway of which $137.1 million remained to be incurred.

At Serramonte Center in Daly City, California, site work on the $109.1 million multi-phased redevelopment and expansion project continues, and the new Dave & Buster’s addition to the mall has been turned over to the tenant for their interior construction improvements. This redevelopment is expected to ultimately add approximately 247,000 new square feet (209,000 of net leasable square feet), including an entertainment wing, new retail buildings, restaurant pads, an approximately 1,000 stall parking deck, and common area improvements. During the second quarter, a new lease was executed with TJ Maxx for 20,000 square feet. Along with other redevelopment anchors including Nordstrom Rack, Ross Dress for Less, Buy Buy Baby, Cost Plus World Market, Dave & Buster’s, Party City and Daiso, total gross leasable area (GLA) under lease is approximately 195,900 square feet, or 79% of the planned new retail GLA. The company is in advanced negotiations with other national retailers for much of the remaining space. The balance to complete this project is estimated at $90.0 million as of June 30, 2016.

At Countryside Shops in Cooper City, Florida, the company expects to commence site work in the third quarter of 2016 to build a new 45,600 square foot store for Publix, reconfigure existing space to accommodate Ross Dress for Less, and make other enhancements to the center. The balance to complete this project is estimated at $15.2 million as of June 30, 2016.

At Point Royale in Miami, Florida, the new approximately 50,500 square foot space for Burlington Coat Factory that substantially replaces the space previously leased to Best Buy will be delivered for build out in the third quarter of 2016 and is expected to open for business in the fourth quarter of 2016. The company is in discussions with national retailers to lease the center’s remaining 30,000 square feet of junior anchor space. The budget for the redevelopment of Point Royale is currently estimated at $9.8 million with a balance to complete of $8.3 million as of June 30, 2016, but may change based upon the leasing of the junior anchor boxes.

At Lake Mary Centre in Lake Mary, Florida, the new 55,000 square foot Hobby Lobby space was delivered for build-out in the second quarter of 2016 and is expected to open for business in early 2017. The balance to complete this project is estimated at $5.0 million as of June 30, 2016.

The company has two additional properties in active development and redevelopment, Cashmere Corners and Pablo Plaza, encompassing approximately 148,400 square feet of project GLA with an estimated balance to complete of $14.8 million as of June 30, 2016.

Acquisition and Disposition Activity

In June 2016, the company acquired Walmart at Norwalk, an approximately 142,000 square foot property located in Norwalk, Connecticut, for $30.0 million. Walmart at Norwalk is strategically located near Darinor Plaza and Post Road Plaza and adds scale to a market where the company already owns over 300,000 square feet of retail property. The company assumed a below-market lease with Walmart, which was executed in 1962 and expires in February 2024.

In May 2016, the company continued its selective dispositions and closed on the sale of Wesley Chapel and Hairston Center, both located in Decatur, Georgia, for an aggregate gross sales price of $7.5 million.

Investing and Financing Activities

In April 2016, the company entered into a note purchase agreement for the issuance of $200.0 million of two series of senior unsecured notes. In May 2016, the company completed a private placement of 3.81% series A senior unsecured notes due 2026 with an aggregate principal balance of $100.0 million. On August 11, 2016, the company expects to issue 3.91% series B senior unsecured notes due 2026 in an aggregate principal amount of $100.0 million.

During the quarter, the company prepaid two fixed rate secured mortgage loans with an aggregate balance of $28.0 million and a weighted average interest rate of 5.94% per annum. The mortgage loans were due in June and July of 2016.

During the quarter, the company issued 866,325 shares of its common stock as part of its “at-the-market” equity offering program (“ATM Program”) at a weighted average price per share of $29.48, resulting in cash proceeds of $25.5 million before expenses. During the six months ended June 30, 2016, the company issued approximately 1.9 million shares of its common stock under its ATM Program at a weighted average price of $28.59 per share, resulting in cash proceeds of $53.0 million before expenses.

In July 2016, the company redeemed its $117.0 million 6.00% unsecured senior notes due September 2017. In connection with the redemption, the company expects to recognize a loss on early extinguishment of debt of approximately $7.3 million during the third quarter of 2016.

Balance Sheet Highlights

At June 30, 2016, the company’s total market capitalization (including debt and equity) was $6.0 billion, comprising 143.0 million shares of common stock outstanding (on a fully diluted basis) valued at approximately $4.6 billion and approximately $1.4 billion of debt (excluding any debt premium/discount). The company’s ratio of net debt (net of cash) to total market capitalization was 22.3%. At June 30, 2016, the company had approximately $33.1 million of cash and cash equivalents on hand and $51.0 million outstanding under its $600.0 million revolving credit facility.

Earnings, FFO and Core FFO Guidance

The company is revising its 2016 estimated net income attributable to Equity One, Inc. guidance from $0.62 to $0.65 per diluted share to $0.58 to $0.62 per diluted share and reaffirming its 2016 estimated Core FFO guidance of $1.36 to $1.40 per diluted share.

Core FFO excludes transaction costs, impairment charges, debt extinguishment gains/losses, gains/losses on disposal of assets, severance costs, and certain other income or charges. The 2016 guidance is based on the following key assumptions:

•	Increase in same-property NOI (excluding redevelopments) of 3.25% to 4.25%, which assumes the rejection of all four The Sports Authority leases

•	Year-end 2016 same-property occupancy between 96.0% and 96.5%

•	Core general and administrative expense of $33.0 million to $35.0 million

•	Interest expense of $49.0 million to $51.0 million, including amortization of deferred financing costs and premium/discount on notes payable

•	Selective acquisition activity

•	Ongoing one-off sales of non-core assets

The following table provides a reconciliation of the range of estimated net income per diluted share attributable to Equity One, Inc. to estimated FFO and Core FFO per diluted share for the full year 2016:

	For the year ended December 31, 2016 (1)
	Low	High
Estimated net income attributable to Equity One, Inc. per diluted share	$0.58	$0.62
Adjustments:
Real estate depreciation and amortization including pro rata share of joint ventures	0.71	0.71
Gain on disposal of depreciable real estate	(0.03)	(0.03)

Estimated FFO per diluted share	1.26	1.30

Transaction costs, debt extinguishment and other	0.10	0.10
Estimated Core FFO per diluted share	$1.36	$1.40

(1)
Does not include possible gains or losses or the impact on operating results from unplanned future property acquisitions or unplanned dispositions, other possible capital markets activity or possible future impairment or severance charges.

ACCOUNTING AND OTHER DISCLOSURES

The company believes FFO (combined with the primary accounting principles generally accepted in the United States of America (“GAAP”) presentations) is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular, REITs. The National Association of Real Estate Investment Trusts (“NAREIT”) stated in its April 2002 White Paper on Funds from Operations, “Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.”

FFO, as defined by NAREIT, is “net income (computed in accordance with GAAP), excluding gains (or losses) from sales of, or impairment charges related to, depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.” NAREIT states further that “adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.” The company makes certain adjustments to FFO, which it refers to as Core FFO, to account for items it does not believe are representative of ongoing operating results, including transaction costs associated with acquisition and disposition activity and other financing and investing activities, impairment of goodwill and land, severance and reorganization costs, gains (or losses) on the extinguishment of debt, and gains (or losses) on the disposal of non-depreciable assets. The company also believes that Core FFO is a useful, supplemental measure of its core operating performance that facilitates comparability of historical financial periods. The company believes that the presentation of comparable period operating results generated from its FFO and Core FFO measures provides financial analysts, investors and stockholders with more complete information regarding the company's performance than they would have without the presentation of this information.

The company uses NOI and cash NOI, which are non-GAAP financial measures, internally as performance measures and believes NOI and cash NOI provide useful information to investors regarding the company’s financial condition and results of operations because they reflect only those income and expense items that are incurred at the property level and when compared across periods, reflect the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis. In this release, the company has provided NOI information on a same-property basis. Information provided on a same-property basis, unless otherwise noted, includes the results of properties that the company consolidated, owned and operated for the entirety of both periods being compared and excludes non-retail properties and properties for which significant development or redevelopment occurred during either of the periods being compared. For the three months ended June 30, 2016, excluding dispositions consummated during the quarter, no properties were moved in or out of the same-property pool.

The company’s method of calculating FFO, Core FFO, NOI, cash NOI and same-property NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO, Core FFO, NOI, cash NOI and same-property NOI are presented to assist investors in analyzing the company’s operating performance. Neither FFO, Core FFO, NOI, cash NOI nor same-property NOI (i) represents cash flow from operations as defined by GAAP, (ii) is indicative of cash available to fund all cash flow needs, including the ability to make distributions, (iii) is an alternative to cash flow as a measure of liquidity, or (iv) should be considered as an alternative to net income (which is determined in accordance with GAAP) for purposes of evaluating the company’s operating performance. The company believes net income attributable to Equity One, Inc. is the most directly comparable GAAP measure to FFO, Core FFO, NOI, cash NOI and same-property NOI. Reconciliations of these measures to their respective comparable GAAP measures have been provided in the tables accompanying this press release.

Retail occupancy as used herein refers to the company’s consolidated portfolio and excludes non-retail properties and unconsolidated joint venture properties.

CONFERENCE CALL/WEB CAST INFORMATION

Equity One, Inc. will host a conference call on Thursday, July 28, 2016 at 9:00 a.m. Eastern Time to review its 2016 second quarter earnings and operating results. Stockholders, analysts and other interested parties can access the earnings call by dialing (888) 317-6003 (U.S.), (866) 284-3684 (Canada) or (412) 317-6061 (international) using pass code 5093549. The call will also be web cast and can be accessed in a listen-only mode on Equity One’s web site at www.equityone.com.

A replay of the conference call will be available on Equity One’s web site for future review. Interested parties may also access the telephone replay by dialing (877) 344-7529 (U.S.), (855) 669-9658 (Canada) or (412) 317-0088 (international) using pass code 10085666 through August 11, 2016.
FOR ADDITIONAL INFORMATION

For a copy of the company’s second quarter supplemental information package, please access the “Investors” section of Equity One’s web site at www.equityone.com. To be included in the company’s e-mail distributions for press releases and other company notices, please click here or send contact details to Investor Relations at investorrelations@equityone.com.

ABOUT EQUITY ONE, INC.

As of June 30, 2016, the company’s portfolio comprised 122 properties, including 97 retail properties and five non-retail properties totaling approximately 12.2 million square feet of gross leasable area, or GLA, 14 development or redevelopment properties with approximately 2.9 million square feet of GLA, and six land parcels. As of June 30, 2016, the company’s retail occupancy excluding developments and redevelopments was 96.3% and included national, regional and local tenants. Additionally, the company had joint venture interests in six retail properties and two office buildings totaling approximately 1.4 million square feet of GLA.

FORWARD LOOKING STATEMENTS

Certain matters discussed by Equity One in this press release constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “might,” “would,” “expect,” “anticipate,” “estimate,” “could,” “should,” “believe,” “intend,” “project,” “forecast,” “target,” “plan,” or “continue” or the negative of these words or other variations or comparable terminology. Although Equity One believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that these expectations will be achieved. Factors that could cause actual results to differ materially from current expectations include volatility in the capital markets and changes in borrowing rates; changes in macro-economic conditions and the demand for retail space in the markets in which Equity One owns properties; the continuing financial success of Equity One’s current and prospective tenants; the risks that Equity One may not be able to proceed with or obtain necessary approvals for development or redevelopment projects or that it may take more time and cost to complete such projects or incur costs greater than anticipated; the availability of properties for acquisition; the timing, extent and ultimate proceeds realized from asset dispositions; the extent to which continuing supply constraints occur in geographic markets where Equity One owns properties; the success of its efforts to lease up vacant space; changes in key personnel; the effects of natural and other disasters; the ability of Equity One to successfully integrate the operations and systems of acquired companies and properties; changes in Equity One’s credit ratings; and other risks, which are described in Equity One’s filings with the Securities and Exchange Commission.

EQUITY ONE, INC. AND SUBSIDIARIES Condensed Consolidated Balance Sheets June 30, 2016 and December 31, 2015 (Unaudited) (In thousands, except share par value amounts)

	June 30, 2016	December 31, 2015
ASSETS
Properties:
Income producing	$3,436,337	$3,337,531
Less: accumulated depreciation	(467,592)	(438,992)
Income producing properties, net	2,968,745	2,898,539
Construction in progress and land	116,142	167,478
Property held for sale	—	2,419
Properties, net	3,084,887	3,068,436
Cash and cash equivalents	32,881	21,353
Cash held in escrow and restricted cash	250	250
Accounts and other receivables, net	11,757	11,808
Investments in and advances to unconsolidated joint ventures	63,715	64,600
Goodwill	5,838	5,838
Other assets	207,142	203,618
TOTAL ASSETS	$3,406,470	$3,375,903

LIABILITIES AND EQUITY
Liabilities:
Notes payable:
Mortgage notes payable	$322,750	$282,029
Unsecured senior notes payable	516,998	518,401
Term loans	475,000	475,000
Unsecured revolving credit facility	51,000	96,000
	1,365,748	1,371,430
Unamortized deferred financing costs and premium/discount on notes payable, net	(6,300)	(4,708)
Total notes payable	1,359,448	1,366,722
Other liabilities:
Accounts payable and accrued expenses	49,192	46,602
Tenant security deposits	9,641	9,449
Deferred tax liability	13,793	13,276
Other liabilities	175,924	169,703
Total liabilities	1,607,998	1,605,752
Commitments and contingencies	—	—
Stockholders' equity:
Preferred stock, $0.01 par value – 10,000 shares authorized but unissued	—	—
Common stock, $0.01 par value – 250,000 shares authorized and 142,484 and 129,106 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	1,425	1,291
Additional paid-in capital	2,234,483	1,972,369
Distributions in excess of earnings	(427,661)	(407,676)
Accumulated other comprehensive loss	(9,775)	(1,978)
Total stockholders’ equity of Equity One, Inc.	1,798,472	1,564,006
Noncontrolling interests	—	206,145
Total equity	1,798,472	1,770,151
TOTAL LIABILITIES AND EQUITY	$3,406,470	$3,375,903

EQUITY ONE, INC. AND SUBSIDIARIES Condensed Consolidated Statements of Income For the three and six months ended June 30, 2016 and 2015 (Unaudited) (In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
REVENUE:
Minimum rent	$71,426	$68,594	$142,223	$134,385
Expense recoveries	20,261	20,337	41,084	40,316
Percentage rent	648	1,173	3,202	3,327
Management and leasing services	196	631	499	1,186
Total revenue	92,531	90,735	187,008	179,214
COSTS AND EXPENSES:
Property operating	12,570	12,522	26,181	25,094
Real estate taxes	11,070	10,862	21,829	21,469
Depreciation and amortization	27,387	22,572	53,544	43,588
General and administrative	8,663	8,417	17,374	17,157
Total costs and expenses	59,690	54,373	118,928	107,308
INCOME BEFORE OTHER INCOME AND EXPENSE AND INCOME TAXES	32,841	36,362	68,080	71,906
OTHER INCOME AND EXPENSE:
Equity in income of unconsolidated joint ventures	600	1,116	1,373	1,998
Other income	223	5,597	864	5,638
Interest expense	(12,481)	(13,781)	(25,329)	(28,590)
Gain on sale of operating properties	913	3,355	3,645	3,338
Loss on extinguishment of debt	(183)	(2,701)	(5,214)	(2,563)
Impairment losses	—	(200)	—	(11,507)
INCOME BEFORE INCOME TAXES	21,913	29,748	43,419	40,220
Income tax provision of taxable REIT subsidiaries	(331)	(187)	(771)	(151)
NET INCOME	21,582	29,561	42,648	40,069
Net income attributable to noncontrolling interests	—	(2,507)	—	(5,009)
NET INCOME ATTRIBUTABLE TO EQUITY ONE, INC.	$21,582	$27,054	$42,648	$35,060

EARNINGS PER COMMON SHARE
Basic	$0.15	$0.21	$0.30	$0.27
Diluted	$0.15	$0.21	$0.30	$0.27

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	141,894	128,969	140,691	126,866
Diluted	142,227	129,144	141,738	127,079

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.22	$0.22	$0.44	$0.44

EQUITY ONE, INC. AND SUBSIDIARIES
Reconciliation of Net Income Attributable to Equity One, Inc. to FFO and Core FFO
The following table reflects the reconciliation of net income attributable to Equity One, Inc., the most directly comparable GAAP measure, to FFO and Core FFO for the periods presented.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(In thousands, except per share data)
Net income attributable to Equity One, Inc.	$21,582	$27,054	$42,648	$35,060
Real estate depreciation and amortization, net of noncontrolling interest	27,100	22,251	52,931	42,950
Pro rata share of real estate depreciation and amortization from unconsolidated joint ventures	888	1,027	1,769	2,060
Gain on disposal of depreciable real estate (1)	(913)	(3,355)	(3,645)	(3,338)
Pro rata share of gains on disposal of depreciable assets from unconsolidated joint ventures, net of noncontrolling interest (2)	—	(5,498)	—	(5,498)
Impairments of depreciable real estate	—	—	—	11,307
Tax effect of adjustments	—	—	—	(246)
FFO	48,657	41,479	93,703	82,295
Earnings attributed to noncontrolling interest (3)	—	2,499	—	4,998
FFO Available to Diluted Common Stockholders	48,657	43,978	93,703	87,293
Transaction costs (4)	773	301	1,239	971
Impairment of goodwill	—	200	—	200
Reorganization and severance adjustments (5)	57	114	174	427
Loss on debt extinguishment	183	2,701	5,214	2,563
Tax effect of adjustments	(70)	—	(70)	—
Core FFO Available to Diluted Common Stockholders	$49,600	$47,294	$100,260	$91,454

FFO per Diluted Common Share	$0.34	$0.31	$0.66	$0.63
Core FFO per Diluted Common Share	$0.35	$0.34	$0.71	$0.66
Weighted average diluted shares (6)	142,227	140,502	141,738	138,437
__________________________________________

(1)
Includes the recognition of deferred gains of $3.3 million associated with the past disposition of assets by the company to GRI-EQY I, LLC (the "GRI JV") for the three and six months ended June 30, 2015.

(2)	Includes the remeasurement of the fair value of the company's equity interest in the GRI JV of $5.5 million for the three and six months ended June 30, 2015.

(3)
Represents earnings attributed to convertible units held by Liberty International Holdings Limited ("LIH") for the three and six months ended June 30, 2015. Although these convertible units are excluded from the calculation of earnings per diluted share for the three and six months ended June 30, 2015, FFO available to diluted stockholders includes earnings allocated to LIH, as the inclusion of these units is dilutive to FFO per diluted share. In January 2016, LIH exercised its redemption right with respect to all of its outstanding convertible units in the CapCo joint venture, and the company elected to satisfy the redemption through the issuance of approximately 11.4 million shares of its common stock to LIH. LIH subsequently sold the shares of common stock in a public offering that closed on January 19, 2016.

(4)
Represents costs primarily associated with acquisition and disposition activity, as well as costs incurred during the six months ended June 30, 2016 in connection with the company’s issuance of shares of common stock to satisfy the exercise of LIH’s redemption right and the subsequent sale of these shares by LIH in a public offering.

(5)
For the three and six months ended June 30, 2016, primarily includes severance expenses. For the three and six months ended June 30, 2015, includes the effect of the modification of share-based compensation awards associated with the company's executive transition, as well as severance, bonus payments and other costs associated with reorganizational changes.

(6)
Weighted average diluted shares used to calculate FFO per share and Core FFO per share for the three and six months ended June 30, 2015 is higher than the GAAP diluted weighted average shares as a result of the dilutive impact of the 11.4 million joint venture units that were held by LIH which were convertible into the company's common stock. These convertible units were not included in the diluted weighted average share count for the three and six months ended June 30, 2015 for GAAP purposes because their inclusion was anti-dilutive.

EQUITY ONE, INC. AND SUBSIDIARIES
Reconciliation of Net Income Attributable to Equity One, Inc. to Same-Property NOI
The following table reflects the reconciliation of net income attributable to Equity One, Inc., the most directly comparable GAAP measure, to same-property NOI for the periods presented.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(In thousands, except number of properties)
Net income attributable to Equity One, Inc.	$21,582	$27,054	$42,648	$35,060
Net income attributable to noncontrolling interests	—	2,507	—	5,009
Income tax provision of taxable REIT subsidiaries	331	187	771	151
Income before income taxes	21,913	29,748	43,419	40,220
Less:
Management and leasing services income	196	631	499	1,186
Equity in income of unconsolidated joint ventures	600	1,116	1,373	1,998
Gain on sale of operating properties	913	3,355	3,645	3,338
Other income	223	5,597	864	5,638
Add:
Depreciation and amortization expense	27,387	22,572	53,544	43,588
General and administrative expense	8,663	8,417	17,374	17,157
Interest expense	12,481	13,781	25,329	28,590
Loss on extinguishment of debt	183	2,701	5,214	2,563
Impairment losses	—	200	—	11,507
Total NOI	68,695	66,720	138,499	131,465
Straight-line rent adjustment	(1,145)	(1,279)	(2,603)	(2,410)
Accretion of below-market lease intangibles, net	(3,024)	(3,765)	(6,246)	(6,889)
Intercompany management fees	(3,016)	(2,797)	(5,940)	(5,586)
Amortization of lease incentives	351	213	638	510
Amortization of below-market ground lease intangibles	176	150	352	298
Total Cash NOI	62,037	59,242	124,700	117,388
Other non same-property NOI	(2,880)	(2,146)	(6,023)	(4,162)
Adjustments (1)	365	(1,009)	(51)	(771)
Same-property NOI including redevelopments (2)	59,522	56,087	118,626	112,455
Redevelopment property NOI	(10,479)	(9,156)	(20,607)	(19,064)
Same-property NOI (2)	$49,043	$46,931	$98,019	$93,391

Growth in same-property NOI	4.5%		5.0%
Number of properties (3)	89		89

Growth in same-property NOI including redevelopments	6.1%		5.5%
Number of properties (4)	102		102
_______________

(1)
Includes adjustments for items that affect the comparability of, and were excluded from, the same-property results. Such adjustments include: common area maintenance costs and real estate taxes related to a prior period, revenue and expenses associated with outparcels sold, settlement of tenant disputes, lease termination revenue and expense, or other similar matters that affect comparability.

(2)
Included in same-property NOI for the three and six months ended June 30, 2016 is $241,000 and $366,500 in rents related to prior periods that were recognized in connection with the execution of a retroactive anchor lease renewal at Westwood Complex.

(3)
The same-property pool includes only those properties that the company consolidated, owned and operated for the entirety of both periods being compared and excludes non-retail properties and properties for which significant development or redevelopment occurred during either of the periods being compared.

(4)
The same-property pool including redevelopments includes those properties that the company consolidated, owned and operated for the entirety of both periods being compared, including properties for which significant redevelopment occurred during either of the periods being compared, but excluding non-retail properties and development properties.

EQUITY ONE, INC.
DISCLOSURES
June 30, 2016

Forward Looking Statements
Certain information contained in this Supplemental Information Package constitutes forward-looking statements within the meaning of the federal securities laws. Although Equity One, Inc. (the "company") believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that these expectations will be achieved. Factors that could cause actual results to differ materially from current expectations include changes in macro-economic conditions and the demand for retail space in the states in which the company owns properties; the continuing financial success of the company’s current and prospective tenants; the risks that the company may not be able to proceed with or obtain necessary approvals for development or redevelopment projects or that it may take more time to complete such projects or incur costs greater than anticipated; the availability of properties for acquisition; the extent to which continuing supply constraints occur in geographic markets where the company owns properties; the success of the company's efforts to lease up vacant space; changes in key personnel; the effects of natural and other disasters; the ability of the company to successfully integrate the operations and systems of acquired companies and properties; changes in the company’s credit ratings; and other risks, which are described in the company’s filings with the Securities and Exchange Commission.
Basis of Presentation
The information contained in the Supplemental Information Package does not purport to disclose all items required by the accounting principles generally accepted in the United States of America ("GAAP") and is unaudited information. The company’s Form 10-K should be read in conjunction with this Supplemental Information Package. The results of operations of any property acquired are included in the company's financial statements since the date of its acquisition, although such properties may be excluded from certain metrics disclosed in this Supplemental Information Package.
Use of Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Adjusted EBITDA, Funds from Operations and Net Operating Income as Non-GAAP Financial Measures
EBITDA is a widely used non-GAAP performance measure. The company also presents EDITDA, as adjusted, to account for items it does not believe are representative of ongoing operating results, which it refers to as Adjusted EBITDA. Adjusted EBITDA is provided as a supplemental measure of operating performance. Given the nature of the company's business as a real estate owner and operator, it believes that the use of EBITDA and Adjusted EBITDA as opposed to earnings in various financial ratios is helpful to investors as a measure of its operational performance because these computations exclude various items included in earnings that do not relate to or are not indicative of its operating performance, such as gains and losses on sales of real estate and depreciation and amortization. Accordingly, the company believes that the use of EBITDA and Adjusted EBITDA as opposed to earnings in various ratios provides a meaningful performance measure as it relates to the company's ability to meet various coverage tests for the stated periods.
EBITDA and Adjusted EBITDA should not be considered as an alternative to earnings as an indicator of the company's financial performance, or as an alternative to cash flow from operating activities as a measure of its liquidity. The company's computation of EBITDA and Adjusted EBITDA may differ from the methodology utilized by other companies. Investors are cautioned that items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing the company’s financial performance.
The company believes Funds from Operations ("FFO") (combined with the primary GAAP presentations) is a useful supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular REITs. The National Association of Real Estate Investment Trusts (“NAREIT”) stated in its April 2002 White Paper on FFO, “Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” The company also believes that Core FFO is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of, or impairment charges related to, depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The company makes certain adjustments to FFO, which it refers to as Core FFO, to account for items it does not believe are representative of ongoing operating results, including transaction costs associated with acquisition and disposition activity, impairment of goodwill and land, severance and reorganization costs, gains (or losses) on the extinguishment of debt and gains (or losses) on the disposal of non-depreciable assets. The company believes that the presentation of comparable period operating results generated from its FFO and Core FFO measures provides financial analysts, investors and stockholders with more complete information regarding the company's performance than they would have without the presentation of this information. The company's method of calculating FFO and Core FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
The company uses Net Operating Income ("NOI") and Cash NOI, which are non-GAAP financial measures, internally as performance measures and believes that they provide useful information to investors regarding the company’s financial condition and results of operations because they reflect only those income and expense items that are incurred at the property level and when compared across periods, reflect the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis. The company has provided NOI information on a same-property basis. Information provided on a same-property basis, unless otherwise noted, includes the results of properties that the company consolidated, owned and operated for the entirety of both periods being compared and excludes non-retail properties and properties for which significant development or redevelopment occurred during either of the periods being compared.
FFO, Core FFO, NOI, Cash NOI and same-property NOI are presented to assist investors in analyzing the company’s operating performance. Neither FFO, Core FFO, NOI, Cash NOI nor same-property NOI (i) represents cash flow from operations as defined by GAAP, (ii) is indicative of cash available to fund all cash flow needs, including the ability to make distributions, (iii) is an alternative to cash flow as a measure of liquidity, or (iv) should be considered as an alternative to net income attributable to Equity One, Inc. (which is determined in accordance with GAAP) for purposes of evaluating the company’s operating performance. The company believes net income attributable to Equity One, Inc. is the most directly comparable GAAP measure to FFO, Core FFO, NOI, Cash NOI and same-property NOI. Additionally, the company presents General and Administrative Expense ("G&A"), as adjusted, to remove the effects of costs associated with acquisitions, dispositions and other financing and investing activities, as well as, reorganization and severance costs that it does not believe are representative of ongoing operations, which it refers to as Adjusted G&A. Reconciliations of these measures to their respective comparable GAAP measures are provided in the accompanying tables and appendices.

EQUITY ONE, INC.
SUMMARY FINANCIAL RESULTS AND RATIOS
June 30, 2016 (unaudited)
(Summary Financial Results in thousands, except per share data)

	2Q 2016	1Q 2016	4Q 2015	3Q 2015	2Q 2015
Summary Financial Results
Total revenue	$92,531	$94,477	$90,500	$90,439	$90,735
Total NOI (see page 19)*	$68,695	$69,804	$67,489	$65,782	$66,720
General & administrative expenses (G&A)	$8,663	$8,711	$9,913	$9,207	$8,417
Adjusted G&A* (1)	$7,833	$8,128	$8,783	$8,365	$8,002
EBITDA (see page 20)	$61,781	$60,511	$52,853	$57,679	$66,101
Adjusted EBITDA (see page 20)	$61,881	$63,393	$60,144	$58,797	$60,564
Net income attributable to Equity One, Inc.	$21,582	$21,066	$13,432	$16,961	$27,054
Earnings per diluted share	$0.15	$0.15	$0.10	$0.13	$0.21
Funds from operations available to diluted common stockholders (FFO) (see page 10)*	$48,657	$45,046	$40,136	$43,409	$43,978
FFO per diluted common share (see page 10)*	$0.34	$0.32	$0.29	$0.31	$0.31
Core FFO (see page 10)*	$49,600	$50,660	$47,251	$45,750	$47,294
Core FFO per diluted common share (see page 10)*	$0.35	$0.36	$0.34	$0.33	$0.34
Total dividends paid per share	$0.22	$0.22	$0.22	$0.22	$0.22
Weighted average diluted shares used in EPS computations	142,227	141,253	129,301	129,146	129,144
Weighted average diluted shares used in FFO computations (2)	142,227	141,253	140,659	140,505	140,502
Summary Operating and Financial Ratios
Total retail portfolio property count	111	112	115	113	113
Total retail portfolio gross leasable area (GLA) (in thousands)	14,807	14,859	15,051	15,011	15,196
Total retail portfolio average base rent (ABR)	$20.09	$20.02	$19.48	$19.24	$18.71
Total retail portfolio percent leased excluding developments and redevelopments	96.3%	96.2%	96.0%	95.6%	95.5%
Same-property - QTD NOI pool percent commenced	95.3%	95.2%	95.0%	94.6%	94.6%
Net income attributable to Equity One, Inc. growth	(20.2)%	163.1%	99.7%	(7.4)%	1,222.1%
Same-property NOI growth - cash basis (see page 19)*	4.5%	5.6%	3.3%	4.7%	4.5%
Same-property NOI growth - cash basis, including redevelopments (see page 19)*	6.1%	5.2%	3.5%	4.4%	4.3%
NOI margin (see page 19)*	74.4%	74.1%	74.9%	72.9%	74.0%
Expense recovery ratio	85.7%	85.4%	89.6%	82.8%	87.0%
New leases, renewals and options rent spread - cash basis (see page 24) (3)	7.0%	28.8%	8.7%	10.8%	12.6%
New leases rent spread - cash basis (see page 24)	6.4%	15.0%	11.2%	6.3%	7.4%
Renewals and options rent spread - cash basis (see page 24) (3)	7.3%	31.1%	7.9%	11.9%	14.9%
G&A to total revenue	9.4%	9.2%	11.0%	10.2%	9.3%
Adjusted G&A to total revenue* (1)	8.5%	8.6%	9.7%	9.2%	8.8%
Adjusted EBITDA to fixed charges (see page 20)	4.4	4.4	4.0	3.9	3.9
Net debt to Adjusted EBITDA (see page 20)	5.4	5.3	5.6	5.3	5.2

See footnotes on following page.

EQUITY ONE, INC.
SUMMARY FINANCIAL RESULTS AND RATIOS
June 30, 2016 (unaudited)

Footnotes for Summary Financial Results and Ratios

Note: Prior periods are presented as previously reported and are not adjusted for the current same-property pool or changes resulting from subsequent dispositions.
* See appendices for reconciliations of these measures to their respective comparable GAAP measures.

(1)
Adjusted G&A reflects adjustments to G&A to remove the effects of costs associated with acquisitions, dispositions and other financing and investing activities, as well as, reorganization and severance costs (see Appendix).

(2)
Weighted average diluted shares used to calculate FFO per share and Core FFO per share for all the quarters of 2015 are higher than the GAAP diluted weighted average shares as a result of the dilutive impact of the 11.4 million joint venture units that were held by LIH which were convertible into the company's common stock. These convertible units were not included in the diluted weighted average share count for all the quarters of 2015 for GAAP purposes because their inclusion was anti-dilutive. In January 2016, LIH exercised its redemption right with respect to all of its outstanding convertible units in the CapCo joint venture, and the company elected to satisfy the redemption through the issuance of approximately 11.4 million shares of its common stock to LIH. LIH subsequently sold the shares of common stock in a public offering that closed on January 19, 2016. As a result, the company now owns 100% of CapCo and LIH holds no remaining interests in the company or its subsidiaries.

(3)
Excluding an anchor lease renewal at Westwood Complex during the first quarter of 2016, the company had rent spreads from new leases, renewals and options and renewals and options of 11.2% and 10.6%, respectively.

EQUITY ONE, INC.
2016 GUIDANCE
June 30, 2016 (unaudited)

The company is revising its 2016 estimated net income attributable to Equity One, Inc. guidance from $0.62 to $0.65 per diluted share to $0.58 to $0.62 per diluted share and reaffirming its 2016 estimated Core FFO guidance of $1.36 to $1.40 per diluted share. Core FFO excludes transaction costs, impairment charges, debt extinguishment gains/losses, gains/losses on disposal of assets, severance costs, and certain other income or charges. The 2016 guidance is based on the following key assumptions:

•	Increase in same-property NOI (excluding redevelopments) of 3.25% to 4.25%, which assumes the rejection of all four The Sports Authority leases

•	Year-end 2016 same-property occupancy between 96.0% and 96.5%

•	Core general and administrative expense of $33.0 million to $35.0 million

•	Interest expense of $49.0 million to $51.0 million, including amortization of deferred financing costs and premium/discount on notes payable

•	Selective acquisition activity

•	Ongoing one-off sales of non-core assets

The following table provides a reconciliation of the range of estimated net income per diluted share attributable to Equity One, Inc. to estimated FFO and Core FFO per diluted share for the full year 2016:

	For the year ended December 31, 2016 (1)
	Low	High
Estimated net income attributable to Equity One, Inc. per diluted share	$0.58	$0.62
Adjustments:
Rental property depreciation and amortization including pro rata share of joint ventures	0.71	0.71
Gain on disposal of depreciable real estate	(0.03)	(0.03)

Estimated FFO per diluted share	1.26	1.30

Transaction costs, debt extinguishment and other	0.10	0.10
Estimated Core FFO per diluted share	$1.36	$1.40

(1)
Does not include possible gains or losses or the impact on operating results from unplanned future property acquisitions or unplanned dispositions, other possible capital markets activity or possible future impairment or severance charges.

EQUITY ONE, INC.
COMPONENTS OF NET ASSET VALUE
June 30, 2016 (unaudited)
(in thousands)

For the quarter ended June 30, 2016			Other assets
Total NOI (see page 11)	$68,695		Cash and cash equivalents (see page 8)	$33,131	(5)
Less:			Accounts and other receivables, net (see page 8)	11,757
Straight-line rent adjustment (see page 11)	(1,145)		Land (see page 37)	22,224
Accretion of below-market lease intangibles, net (see page 11)	(3,024)		Prepaid expenses and other assets	27,456	(6)
Amortization of lease incentives (see page 11)	351		Book value of construction in progress	79,847	(7)
Amortization of below-market ground lease intangibles (see page 11)	176		Under-earning properties at book value (2)	277,012	(8)
	65,053		Other assets	$451,427
Adjustments to normalize cash NOI:
Add pro rata cash net operating income from unconsolidated joint ventures (see page 44)	1,928		Certain Liabilities
Partial quarter adjustments and other adjustments to normalize NOI, net	404	(1)	Mortgage notes payable (see page 42)	$322,750
Adjustment to exclude under-earning properties from net operating income (2)	(1,599)	(3)	Unsecured senior notes payable (see page 42)	516,998
Net adjustments	733		Term loans (see page 43)	475,000
			Unsecured revolving credit facility (see page 43)	51,000
	$65,786		Pro rata share of debt from unconsolidated joint ventures (see page 46)	43,575
			Prepaid rent (see page 21)	9,256
Unconsolidated joint venture fees			Accounts payable and other (see page 21)	54,015
Management and leasing services income (see page 9)	$196	(4)	Certain liabilities	$1,472,594

			Other Information
			Fully diluted common shares (page 18)	143,039

See footnotes on following page.

EQUITY ONE, INC.
COMPONENTS OF NET ASSET VALUE
June 30, 2016 (unaudited)

Footnotes for Components of Net Asset Value

(1)	Pro forma adjustment for the impact of acquisitions, dispositions, seasonality of percentage rents and other material unusual items.

(2)	Under-earning properties are properties with redevelopment or retenanting plans which are not generating earnings at a level expected in the long-run following redevelopment or retananting activities.

(3)
Cash NOI of under-earning properties which are included at gross book value in other assets. Includes Westwood Complex (six parcels excluding Westwood Shopping Center), Village Center, Harvard Collection, North Bay Village, Medford, and Walmart at Norwalk.

(4)	Includes management and leasing fees for the quarter from the company's joint ventures.

(5)	Includes restricted cash and cash held in escrow.

(6)	Includes prepaid expenses and other receivables, deposits and mortgage escrows, and furniture, fixtures and equipment (net).

(7)
Book value of total balance sheet construction in progress ("CIP") less book value of remaining CIP for 101 7th Avenue, since this property is included in Cash NOI, and book value of CIP for Medford and North Bay Village since these two properties are included in the under-earning properties at book value.

(8)
Book value of under-earning properties for which cash NOI has been removed from normalized cash NOI. Includes Westwood Complex (six parcels excluding Westwood Shopping Center), Village Center, Harvard Collection, North Bay Village, Medford, and Walmart at Norwalk.

EQUITY ONE, INC.
MARKET CAPITALIZATION
June 30, 2016 (unaudited)
(in thousands, except share data)

	June 30, 2016	December 31, 2015	December 31, 2014
Closing market price of common stock	$32.18	$27.15	$25.36
Common stock shares
Basic common shares	142,483.685	129,106.345	124,281.204
Diluted common shares
Unvested restricted common shares (treasury method, closing price)	186.495	143.141	154.213
Common stock options (treasury method, closing price)	167.050	127.186	126.078
Long term incentive plan performance awards (treasury method, closing price)	202.012	114.647	66.820
Convertible CapCo Partnership Units (1)	—	11,357.837	11,357.837
Diluted common shares	143,039.242	140,849.156	135,986.152

Equity market capitalization	$4,603,003	$3,824,055	$3,448,609

Total debt (excluding unamortized/unaccreted premium/(discount))	$1,365,748	$1,371,430	$1,329,914
Cash and cash equivalents (2)	(33,131)	(21,603)	(27,719)
Net debt	$1,332,617	$1,349,827	$1,302,195

Total debt (excluding unamortized/unaccreted premium/(discount))	$1,365,748	$1,371,430	$1,329,914
Equity market capitalization	4,603,003	3,824,055	3,448,609
Total market capitalization	$5,968,751	$5,195,485	$4,778,523

Net debt to total market capitalization at applicable market price	22.3%	26.0%	27.3%

Gross real estate investments (3)	$3,552,479	$3,509,335	$3,289,953

Net debt to gross real estate investments	37.5%	38.5%	39.6%

(1)
In January 2016, LIH exercised its redemption right with respect to all of its outstanding convertible units in the CapCo joint venture, and the company elected to satisfy the redemption through the issuance of approximately 11.4 million shares of its common stock to LIH. LIH subsequently sold the shares of common stock in a public offering that closed on January 19, 2016. As a result, the company now owns 100% of CapCo and LIH holds no remaining interests in the company or its subsidiaries.

(2)	Includes restricted cash and cash held in escrow.

(3)	Includes the gross value of properties held for sale.

EQUITY ONE, INC.
NET OPERATING INCOME
June 30, 2016 (unaudited)
(in thousands, except number of properties)

	Three Months Ended June 30,		Percent Change	Six Months Ended June 30,		Percent Change
	2016	2015		2016	2015
Minimum rent	$71,426	$68,594		$142,223	$134,385
Expense recoveries	20,261	20,337		41,084	40,316
Percentage rent	648	1,173		3,202	3,327
Total rental revenue	92,335	90,104	2.5%	186,509	178,028	4.8%

Less: Property operating expenses	12,570	12,522	0.4%	26,181	25,094	4.3%
Real estate tax expense	11,070	10,862	1.9%	21,829	21,469	1.7%
Total NOI* (1)	$68,695	$66,720	3.0%	$138,499	$131,465	5.4%

NOI margin (NOI / Total rental revenue)	74.4%	74.0%		74.3%	73.8%

Same-property NOI* (2)
Minimum rent	$52,568	$49,603		$104,692	$98,708
Expense recoveries	16,351	15,204		32,834	31,154
Percentage rent	388	659		1,848	2,065
Total rental revenue	69,307	65,466	5.9%	139,374	131,927	5.6%

Property operating expenses (3)	$10,507	$9,934		21,384	20,691
Real estate tax expense	8,883	7,901		17,579	16,387
Non-recoverable operating expenses	393	357		858	698
Bad debt expense	481	343		1,534	760
Total property operating expenses	20,264	18,535	9.3%	41,355	38,536	7.3%
Same-property NOI* (4)	49,043	46,931	4.5%	98,019	93,391	5.0%
Redevelopment property NOI	10,479	9,156	14.4%	20,607	19,064	8.1%
Same-property NOI including redevelopments* (4)	$59,522	$56,087	6.1%	$118,626	$112,455	5.5%

* See appendices for reconciliations of these measures to their respective comparable GAAP measures.

(1) Includes straight-line rent adjustment, accretion of below-market lease intangibles (net), amortization of lease incentives and amortization of below-market ground lease intangibles. Does not include intercompany management fees as they are eliminated in consolidation.
(2) Excludes the effects of straight-line rent, above/below-market rents, lease termination revenue and expense, common area maintenance costs and real estate taxes related to a prior period, revenue and expense associated with outparcels sold, settlement of tenant disputes or other similar matters that affect the comparability of the same-property results, if any.
(3) Property operating expenses include intercompany management fees that are eliminated in the presentation of the company's consolidated results.
(4) Included in same-property NOI for the three and six months ended June 30, 2016 is $241,000 and $366,500 in rents related to prior periods that were recognized in connection with the execution of a retroactive anchor lease renewal at Westwood Complex.

EQUITY ONE, INC.
EBITDA AND ADJUSTED EBITDA
June 30, 2016 (unaudited)
(in thousands)

						Six Months Ended June 30,
	2Q 2016	1Q 2016	4Q 2015	3Q 2015	2Q 2015	2016	2015
Net income	$21,582	$21,066	$15,939	$19,459	$29,561	$42,648	$40,069
Depreciation and amortization expense	27,387	26,157	24,024	25,385	22,572	53,544	43,588
Interest expense (1)	12,481	12,848	13,279	13,453	13,781	25,329	28,590
Income tax provision (benefit) of taxable REIT subsidiaries	331	440	(389)	(618)	187	771	151
EBITDA	61,781	60,511	52,853	57,679	66,101	122,292	112,398
Loss on extinguishment of debt	183	5,031	4,735	—	2,701	5,214	2,563
Transaction costs (2)	773	466	1,073	689	301	1,239	971
Reorganization and severance adjustments (3)	57	117	57	153	114	174	427
Impairment losses	—	—	2,829	2,417	200	—	11,507
Gain on sale of operating properties	(913)	(2,732)	—	(614)	(86)	(3,645)	(69)
Gain on sale of joint venture property (4) (5)	—	—	(1,403)	(1,527)	(3,269)	—	(3,269)
Gain from fair value adjustment of equity interest in joint venture (4)	—	—	—	—	(5,498)	—	(5,498)
Adjusted EBITDA	$61,881	$63,393	$60,144	$58,797	$60,564	$125,274	$119,030
Interest expense (1)	$12,481	$12,848	$13,279	$13,453	$13,781	$25,329	$28,590
Adjusted EBITDA to interest expense	5.0	4.9	4.5	4.4	4.4	4.9	4.2
Fixed charges
Interest expense (1)	$12,481	$12,848	$13,279	$13,453	$13,781	$25,329	$28,590
Scheduled principal amortization (6)	1,550	1,694	1,691	1,655	1,673	3,244	3,452
Total fixed charges	$14,031	$14,542	$14,970	$15,108	$15,454	$28,573	$32,042
Adjusted EBITDA to fixed charges	4.4	4.4	4.0	3.9	3.9	4.4	3.7
Net Debt to Adjusted EBITDA (7)	5.4	5.3	5.6	5.3	5.2	5.3	5.3

(1)	Interest expense includes amortization of deferred financing costs and premium on notes payable.

(2)
Represents costs primarily associated with acquisition and disposition activity, as well as costs incurred during 1Q 2016 in connection with the company’s issuance of shares of common stock to satisfy the exercise of LIH’s redemption right and the subsequent sale of these shares by LIH in a public offering. 4Q 2015 includes $773,000 of costs associated with a financing transaction that was not consummated, the initiation of the company's “at-the-market” equity offering program and affiliate public offerings.

(3)
For all the 2016 periods presented, primarily includes severance expenses. For all the 2015 periods presented, includes the effect of the modification of share-based compensation awards associated with the company's executive transition, as well as severance, bonus payments and other costs associated with reorganizational changes.

(4)
In June 2015, the company entered into an agreement with Global Retail Investors, LLC, its joint venture partner, to redeem its interest in the GRI JV. During 2Q 2015, the company recognized a gain of $3.3 million from the deferred gain associated with the past disposition of assets by the company to the joint venture which is included in gain on sale of operating properties in its condensed consolidated statement of income, and the company recognized a gain of $5.5 million, which is included in other income in its condensed consolidated statement of income, from the remeasurement of the fair value of its equity interest in the joint venture.

(5)
During 2015, two properties held by G&I South Florida Portfolio, LLC, a joint venture, were sold for a total of $51.4 million. In connection with the sales, the joint venture recognized a total gain on sale of $14.6 million, of which the company's proportionate share was $1.4 million during 4Q 2015 and $1.5 million during 3Q 2015, which are included in equity in income of unconsolidated joint ventures in the company's condensed consolidated statements of income.

(6)	Excludes balloon payments upon maturity.

(7)	Adjusted EBITDA is annualized.

EQUITY ONE, INC.
ADDITIONAL INFORMATION
June 30, 2016 (unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Certain non-cash items:
Accretion of below-market lease intangibles, net	$3,024	$3,765	$6,246	$6,889
Amortization of lease incentives	351	213	638	510
Share-based compensation expense	1,355	1,286	2,846	2,555
Straight-line rent adjustment	1,145	1,279	2,603	2,410
Capitalized interest	509	1,191	1,247	2,463
Amortization of deferred financing costs and premium/discount on notes payable, net	424	247	917	397

Capital expenditures: (1)
Tenant improvements, allowances and landlord costs	$3,105	$2,997	$3,772	$4,667
Maintenance capital expenditures	1,168	1,444	1,852	2,853
Leasing commissions and costs	1,804	1,824	3,284	3,695
Developments	296	6,565	607	9,403
Redevelopments	14,755	3,706	23,004	13,245
Tactical capital improvements	1,584	6,526	9,196	11,422
Total capital expenditures	$22,712	$23,062	$41,715	$45,285

			June 30, 2016	December 31, 2015
Other assets:
Lease intangible assets, net			$98,722	$101,010
Leasing commissions, net			42,868	41,211
Prepaid expenses and other receivables			17,514	13,074
Straight-line rent receivables, net			31,355	28,910
Deposits and mortgage escrows			7,179	7,980
Deferred financing costs, net			2,884	3,419
Furniture, fixtures and equipment, net			2,763	3,255
Fair value of interest rate swaps			—	835
Deferred tax asset			3,857	3,924
Total other assets			$207,142	$203,618

Accounts payable and other liabilities:
Lease intangible liabilities, net			$165,847	$159,665
Prepaid rent			9,256	9,361
Fair value of interest rate swaps			5,639	1,991
Accounts payable and other			54,015	54,737
Total accounts payable and other liabilities			$234,757	$225,754

Cash and Maximum Available Under Lines of Credit as of 6/30/16:
Cash and cash equivalents - unrestricted			$32,881
Available under lines of credit			600,000
Total Available Funds			$632,881

(1) Capital expenditures are presented on an accrual basis.

EQUITY ONE, INC.
PORTFOLIO STATISTICS
June 30, 2016 (unaudited)

	2Q 2016	1Q 2016	4Q 2015	3Q 2015	2Q 2015
Number of Properties
Total retail portfolio excluding developments and redevelopments (1)	97	98	102	99	101
Same-property portfolio - QTD NOI pool (2) (3)	89	91	95	94	97
Same-property portfolio - YTD NOI pool (2) (3)	89	91	93	93	96
Same-property portfolio - QTD including redevelopments (3) (4)	102	104	107	107	108
Total retail portfolio (5)	111	112	115	113	113
GLA (in thousands)
Total retail portfolio excluding developments and redevelopments (1)	11,868	11,905	12,279	12,142	12,471
Total retail portfolio excluding developments and redevelopments - anchors (1) (6)	7,883	7,870	8,138	8,055	8,316
Total retail portfolio excluding developments and redevelopments - shops (1)	3,985	4,036	4,141	4,087	4,155
Same-property portfolio - QTD NOI pool (2) (3)	11,285	11,464	11,838	11,739	12,103
Same-property portfolio - YTD NOI pool (2) (3)	11,285	11,464	11,489	11,482	11,846
Total retail portfolio (5)	14,807	14,859	15,051	15,011	15,196
ABR
Total retail portfolio (5)	$20.09	$20.02	$19.48	$19.24	$18.71
Total retail portfolio - anchors (5) (6)	$15.78	$15.78	$15.21	$15.03	$14.53
Total retail portfolio - shops (5)	$29.53	$29.28	$28.86	$28.61	$28.41
Total retail portfolio excluding developments and redevelopments (1)	$19.43	$19.41	$18.78	$18.48	$18.17
Percent Leased
Total retail portfolio excluding developments and redevelopments (1)	96.3%	96.2%	96.0%	95.6%	95.5%
Total retail portfolio excluding developments and redevelopments - anchors (1) (6)	99.4%	99.7%	99.6%	99.6%	99.8%
Total retail portfolio excluding developments and redevelopments - shops (1)	90.3%	89.4%	88.7%	87.6%	86.7%
Same-property portfolio - QTD NOI pool (2) (3)	96.3%	96.3%	95.9%	95.5%	95.5%
Same-property portfolio - YTD NOI pool (2) (3)	96.3%	96.3%	96.0%	95.6%	95.5%
Total retail portfolio (5)	95.0%	94.7%	94.4%	94.0%	93.9%
Percent Commenced (7)
Same-property - QTD NOI pool (2) (3)	95.3%	95.2%	95.0%	94.6%	94.6%
Same-property - YTD NOI pool (2) (3)	95.3%	95.2%	95.0%	94.4%	94.3%
Same-Property NOI Growth
Same-property - QTD NOI* (2) (3)	4.5%	5.6%	3.3%	4.7%	4.5%
Same-property - QTD including redevelopments* (3) (4)	6.1%	5.2%	3.5%	4.4%	4.3%

* See appendices for reconciliations of these measures to their respective comparable GAAP measures.

(1) Includes consolidated retail assets regardless of acquisition date, but excludes development, redevelopment and non-retail properties.
(2) Includes properties in the same-property NOI pool which the company consolidated, owned and operated for the entirety of both periods being compared and excludes developments, redevelopments and non-retail properties.
(3) Prior periods are presented as previously reported and are not adjusted for the current same-property pool.
(4) Includes properties in the same-property NOI pool which the company consolidated, owned and operated for the entirety of both periods being compared and includes redevelopments.
(5) Includes consolidated retail assets, including developments and redevelopments, and excludes non-retail properties.
(6) Anchor tenants represent any tenant with GLA of 10,000 square feet or higher.
(7) Excludes leases that are signed but have not commenced.

EQUITY ONE, INC.
TENANT CONCENTRATION - TOP TWENTY-FIVE TENANTS
CONSOLIDATED PROPERTIES
June 30, 2016 (unaudited)

Tenant	Number of Stores	Credit Rating Moody’s/S&P (1)	Square Feet	% of Total Square Feet	ABR	% of Total ABR	ABR per Square Foot	Average Remaining Term of ABR (2)
Top twenty-five tenants
Albertsons / Shaw's / Star Market / Safeway / Vons	8	B1 / B+	480,825	3.2%	$9,603,995	3.5%	$19.97	6.3
Publix	25	N/A	1,062,166	7.2%	8,725,435	3.1%	8.21	6.9
Bed Bath & Beyond / Cost Plus World Market	15	Baa1 / BBB+	419,815	2.8%	6,752,048	2.4%	16.08	6.5
LA Fitness	8	B2 / B	356,609	2.4%	6,736,810	2.4%	18.89	7.8
TJ Maxx / Homegoods / Marshalls	12	A2 / A+	339,839	2.3%	6,496,955	2.3%	19.12	5.4
Stop & Shop	2	Baa2 / BBB	121,683	0.8%	4,676,055	1.7%	38.43	12.3
Barney's New York	1	N/A	56,870	0.4%	4,500,000	1.6%	79.13	19.7
The Gap / Old Navy	7	Baa2 / BB+	115,187	0.8%	3,833,331	1.4%	33.28	5.9
CVS Pharmacy	11	Baa1 / BBB+	139,899	0.9%	3,768,195	1.4%	26.94	8.3
Office Depot / Office Max	8	B1 / B-	208,226	1.4%	3,350,986	1.2%	16.09	1.7
Costco	1	A1 / A+	148,295	1.0%	3,142,576	1.1%	21.19	3.2
Staples	7	Baa2 / BBB-	136,862	0.9%	2,761,164	1.0%	20.17	2.6
Food Emporium	1	N/A	25,350	0.2%	2,708,800	1.0%	106.86	6.8
Trader Joe's	6	N/A	73,051	0.5%	2,567,685	0.9%	35.15	7.1
Walmart	4	Aa2 / AA	342,618	2.3%	2,392,355	0.9%	6.98	6.0
Dick's Sporting Goods	1	N/A	83,777	0.6%	2,246,886	0.8%	26.82	8.6
Walgreens	7	Baa2 / BBB	112,023	0.8%	2,214,083	0.8%	19.76	13.5
The Container Store	2	B2 / B	49,661	0.3%	2,174,212	0.8%	43.78	6.2
Home Depot	2	A2 / A	205,822	1.4%	2,152,944	0.8%	10.46	4.7
Winn Dixie	7	N/A	351,439	2.4%	2,103,383	0.8%	5.99	3.0
Nordstrom	2	Baa1 / BBB+	75,418	0.5%	1,996,750	0.7%	26.48	5.2
Saks Off Fifth	2	N/A	58,358	0.4%	1,992,133	0.7%	34.14	9.1
Target	1	A2 / A	160,346	1.1%	1,924,152	0.7%	12.00	2.1
Academy Sports	3	B2 / N/A	195,323	1.3%	1,911,831	0.7%	9.79	10.3
Wells Fargo	13	B2 / A1	50,485	0.3%	1,889,468	0.7%	37.43	4.4

Total top twenty-five tenants	156		5,369,947	36.2%	$92,622,232	33.4%	$17.25	7.2

Note: The above schedule includes properties under development/redevelopment and excludes non-retail properties and properties held in unconsolidated joint ventures. The above schedule also includes two stores which have been subleased (see Property Status Report on pages 27 - 35).

(1)	Ratings as of June 30, 2016. Source: Moody’s/S&P.

(2)	In years, excluding future tenant renewal options. Total top twenty-five tenants is weighted based on annualized base rent.

EQUITY ONE, INC.
RECENT LEASING ACTIVITY
June 30, 2016 (unaudited)

	Number of Leases Signed	Sq. Ft.	Prior Rent PSF (1)	New Rent PSF (1)	Rent Spread	TIs & Landlord Costs PSF (2)	Weighted Avg Term (3)
Same-Space Total Leases
2Q 2016	104	450,334	$21.59	$23.10	7.0%	$6.96	6.8
1Q 2016 (4)	85	642,712	$13.52	$17.41	28.8%	$1.99	7.9
4Q 2015	87	552,521	$12.58	$13.67	8.7%	$2.98	5.3
3Q 2015	87	361,055	$15.77	$17.48	10.8%	$2.47	5.1
2Q 2015	91	554,118	$13.73	$15.46	12.6%	$10.19	5.7
Same-Space New Leases (5)
2Q 2016	27	147,066	$23.01	$24.49	6.4%	$15.09	9.6
1Q 2016	24	56,569	$21.91	$25.19	15.0%	$18.27	6.3
4Q 2015	35	72,405	$23.18	$25.79	11.2%	$19.85	7.2
3Q 2015	30	50,464	$21.46	$22.81	6.3%	$17.13	5.6
2Q 2015	30	154,157	$14.84	$15.93	7.4%	$21.06	6.3
Same-Space Renewals & Options
2Q 2016 (6)	77	303,268	$20.89	$22.42	7.3%	$3.02	5.3
1Q 2016 (4)	61	586,143	$12.71	$16.66	31.1%	$0.42	8.1
4Q 2015	52	480,116	$10.98	$11.85	7.9%	$0.44	4.6
3Q 2015	57	310,591	$14.85	$16.62	11.9%	$0.09	5.0
2Q 2015	61	399,961	$13.30	$15.28	14.9%	$6.00	5.5
	Number of Leases Signed	Total Sq. Ft.	Weighted Avg Term (3)
Total Leases - Same-Space and Non-Comparable
2Q 2016	120	516,372	7.1
1Q 2016	107	850,312	8.1
4Q 2015	104	626,641	6.1
3Q 2015	111	600,240	7.2
2Q 2015	104	738,312	7.8

Note: Prior rent and new rent are presented on a “cash basis,” not on a straight-line basis. Excludes unconsolidated joint venture properties and non-retail properties. Prior quarter spreads are shown as reported and are not adjusted for dispositions.
(1) Prior rent per square foot and new rent per square foot is computed on a weighted average basis by lease.
(2) Amount reflects the impact of tenant concessions and work to be performed by the company prior to delivery of the space to the tenant.
(3) In years.
(4) Excluding an anchor lease renewal at Westwood Complex, the company had rent spreads from same-space total leases and same-space renewals and options of 11.2% and 10.6%, respectively. Excluding an anchor lease renewal at Westwood Complex, same space tenant improvements per square foot for total leases and renewals and options were $2.18 and $0.46, respectively.
(5) Rent spreads for new leases reflect same-space leasing where amount of rent paid by prior tenant is available regardless of the amount of time the space has been vacant.
(6) The spread on negotiated renewals, excluding automatic renewal options, was 7.3% for the three months ended June 30, 2016.

EQUITY ONE, INC.
SHOPPING CENTER LEASE EXPIRATION SCHEDULE
June 30, 2016 (unaudited)

	ANCHOR TENANTS (SF >= 10,000)				SHOP TENANTS (SF < 10,000)				TOTAL TENANTS
Year	Number of Leases	Square Feet	% of Total SF	ABR PSF at Expiration	Number of Leases	Square Feet	% of Total SF	ABR PSF at Expiration	Number of Leases	Square feet	% of Total SF	ABR PSF at Expiration

M-T-M	1	33,500	0.4	$7.25	73	117,713	3.0%	$27.75	74	151,213	1.3%	$23.21
2016	9	238,195	3.0%	13.12	100	199,652	5.0%	24.98	109	437,847	3.7%	18.52
2017	23	668,472	8.5%	14.15	279	571,275	14.3%	28.98	302	1,239,747	10.5%	20.98
2018	20	606,258	7.7%	12.87	221	518,697	13.0%	27.97	241	1,124,955	9.5%	19.83
2019	30	1,203,023	15.3%	13.05	193	470,991	11.8%	28.19	223	1,674,014	14.1%	17.31
2020	32	973,208	12.3%	12.04	183	453,151	11.4%	28.12	215	1,426,359	12.0%	17.14
2021	30	1,001,260	12.7%	12.28	179	391,824	9.8%	31.53	209	1,393,084	11.7%	17.70
2022	21	698,034	8.9%	17.26	55	163,513	4.1%	36.79	76	861,547	7.3%	20.97
2023	20	508,792	6.5%	20.48	63	182,725	4.6%	41.41	83	691,517	5.8%	26.01
2024	12	259,398	3.3%	29.44	39	98,283	2.5%	35.47	51	357,681	3.0%	31.09
2025	16	363,001	4.6%	16.96	54	187,024	4.7%	35.86	70	550,025	4.6%	23.38
Thereafter	39	1,279,521	16.2%	22.42	73	241,794	6.1%	44.55	112	1,521,315	12.8%	25.93
Sub-total / Avg.	253	7,832,662	99.4%	15.99	1,512	3,596,642	90.3%	31.20	1,765	11,429,304	96.3%	20.78
Vacant	3	50,579	0.6%	N/A	199	388,000	9.7%	N/A	202	438,579	3.7%	N/A
Total retail excluding developments and redevelopments / Avg.	256	7,883,241	100.0%	N/A	1,711	3,984,642	100.0%	N/A	1,967	11,867,883	100.0%	N/A

Note: The above schedule excludes properties under development/redevelopment, non-retail properties, properties held in unconsolidated joint ventures and future tenant renewal options.

EQUITY ONE, INC.
ANNUAL BASE RENT OF OPERATING PROPERTIES BY STATE
June 30, 2016 (unaudited)

	Total Retail Portfolio Excluding Developments and Redevelopments			Developments and Redevelopments			Total Retail Portfolio Including Developments and Redevelopments
State	# of Properties	Total SF	Annual Base Rent	# of Properties	Total SF	Annual Base Rent	# of Properties	Total SF	Annual Base Rent	% of Annual Base Rent
South Florida	36	4,456,453	$73,675,588	5	573,700	$7,752,695	41	5,030,153	$81,428,283	29.3%
North Florida	14	1,542,480	20,676,467	4	753,559	10,618,171	18	2,296,039	31,294,638	11.3%
Total Florida	50	5,998,933	94,352,055	9	1,327,259	18,370,866	59	7,326,192	112,722,921	40.6%
California	9	1,248,774	31,998,628	2	1,342,889	27,640,735	11	2,591,663	59,639,363	21.5%
New York	6	889,248	33,465,138	2	206,069	9,364,024	8	1,095,317	42,829,162	15.4%
Connecticut	10	1,132,630	20,707,055	—	—	—	10	1,132,630	20,707,055	7.5%
Georgia	7	806,517	14,284,326	—	—	—	7	806,517	14,284,326	5.2%
Massachusetts	6	379,693	10,544,715	1	62,656	54,450	7	442,349	10,599,165	3.8%
Louisiana	5	749,805	7,781,759	—	—	—	5	749,805	7,781,759	2.8%
Maryland	1	225,772	6,082,906	—	—	—	1	225,772	6,082,906	2.2%
North Carolina	3	436,511	2,845,662	—	—	—	3	436,511	2,845,662	1.0%

Total Retail Portfolio	97	11,867,883	$222,062,244	14	2,938,873	$55,430,075	111	14,806,756	$277,492,319	100.0%

Note: The above schedule excludes non-retail properties and properties held in unconsolidated joint ventures.

EQUITY ONE, INC.
PROPERTY STATUS REPORT
June 30, 2016 (unaudited)

		Year	Total		Number		Supermarket Anchor
		Built /	Sq. Ft.	Percent	of Tenants		Owned		Expiration		ABR per
Property	City	Renovated	Owned	Leased	Leased	Vacant	Sq. Ft.	Name	Date (1)	Other Anchor Tenants	Leased SF
FLORIDA
SOUTH FLORIDA
Aventura Square	Aventura	1991	143,250	100.0%	10	—				Babies R Us / Jewelry Exchange / Old Navy / Bed, Bath & Beyond / DSW	$28.80
Bird 107 Plaza (2)	Miami	1962 / 1990	40,101	100.0%	10	—				Walgreens	$18.30
Bird Ludlum	Miami	1988 / 1998	191,993	96.0%	45	5	44,400	Winn-Dixie	12/30/2017	CVS Pharmacy / Goodwill	$21.59
Bluffs Square	Jupiter	1986	123,917	89.7%	25	6	39,795	Publix	10/22/2021	Walgreens	$13.60
Boca Village Square	Boca Raton, FL	1978 / 2014	92,193	100.0%	20	—	36,000	Publix	3/30/2017	CVS Pharmacy	$21.18
Chapel Trail	Pembroke Pines	2007	56,378	100.0%	4	—				LA Fitness	$23.88
Concord Shopping Plaza (2)	Miami	1962 / 1992 / 1993	302,142	99.5%	22	1	78,000	Winn-Dixie	9/30/2019	Home Depot / Big Lots / Dollar Tree / Youfit Health Clubs	$12.44
Coral Reef Shopping Center	Palmetto Bay	1968 / 1990	74,680	98.7%	16	1	25,203	Aldi	8/31/2025	Walgreens	$30.34
Crossroads Square	Pembroke Pines	1973	81,587	96.3%	21	2				CVS Pharmacy / Goodwill / Party City	$18.93
Greenwood	Palm Springs	1982 / 1994	133,438	92.5%	28	6	50,032	Publix	12/5/2019	Beall’s Outlet	$14.68
Hammocks Town Center	Miami	1987 / 1993	183,834	99.6%	37	1	39,795	Publix	6/24/2017	Metro Dade Library / CVS Pharmacy / Youfit Health Clubs / Goodwill	$15.82
Homestead McDonald's (2)	Homestead	2014	3,605	100.0%	1	—					$27.74
Jonathan’s Landing	Jupiter	1997	26,820	100.0%	11	—					$23.18
Lago Mar	Miami	1995	82,613	97.3%	17	1	42,323	Publix	9/13/2020	Youfit Health Clubs	$14.84
Lantana Village	Lantana	1976 / 1999	181,780	90.5%	19	6	39,473	Winn-Dixie	2/15/2021	Kmart	$7.76
Magnolia Shoppes	Fort Lauderdale	1998	114,118	100.0%	17	—				Regal Cinemas / Deal$	$16.59
Pavilion	Naples	1982 / 2001 / 2011	167,745	91.2%	36	6				Paragon Theaters / LA Fitness / Paradise Wine	$19.42
Pine Island	Davie	1999	254,907	93.8%	40	5	39,943	Publix	11/30/2018	Burlington Coat Factory / Staples / Youfit Health Clubs	$14.35
Pine Ridge Square	Coral Springs	1986 / 1998 / 2013	117,744	97.5%	22	2	17,441	The Fresh Market	7/31/2019	Ulta Beauty / Bed, Bath & Beyond / Marshalls	$16.84
Prosperity Centre	Palm Beach Gardens	1993	123,614	100.0%	11	—				Office Depot / CVS Pharmacy / Bed Bath & Beyond / TJ Maxx	$21.15

EQUITY ONE, INC.
PROPERTY STATUS REPORT
June 30, 2016 (unaudited)

		Year	Total		Number		Supermarket Anchor
		Built /	Sq. Ft.	Percent	of Tenants		Owned		Expiration		ABR per
Property	City	Renovated	Owned	Leased	Leased	Vacant	Sq. Ft.	Name	Date (1)	Other Anchor Tenants	Leased SF
Ridge Plaza	Davie	1984 / 1999	155,204	96.8%	18	4				Paragon Theaters / Kabooms / United Collection / Round Up / Goodwill	$13.35
Salerno Village	Stuart	1987	4,800	100.0%	1	—					$14.38
Sawgrass Promenade	Deerfield Beach	1982 / 1998	107,092	93.2%	23	3	36,464	Publix	12/15/2019	Walgreens / Dollar Tree	$12.29
Sheridan Plaza	Hollywood	1973 / 1991	506,295	98.8%	57	3	65,537	Publix	10/9/2021	Ross Dress For Less / Bed Bath & Beyond / LA Fitness / Sunrise Medical Group/ Pet Supplies Plus / Office Depot / Kohl's	$17.27
Shoppes of Oakbrook	Palm Beach Gardens	1974 / 2000 / 2003	200,448	98.0%	26	3	44,400	Publix	11/30/2020	CVS Pharmacy / Duffy's / Tuesday Morning / Bassett Furniture / Stein Mart	$15.60
Shoppes of Silverlakes	Pembroke Pines	1995 / 1997	126,789	97.7%	35	2	47,814	Publix	6/14/2020	Goodwill	$17.99
Shoppes of Sunset (2)	Miami	1979 / 2009	21,784	67.2%	11	3					$25.34
Shoppes of Sunset II (2)	Miami	1980 / 2009	27,676	58.5%	11	6					$21.47
Shops at Skylake	North Miami Beach	1999 / 2005 / 2006	284,382	99.0%	47	2	51,420	Publix	7/31/2019	TJ Maxx / LA Fitness / Goodwill	$20.87
Shops at St. Lucie	Port St. Lucie	2006	27,363	95.4%	10	1					$21.15
Tamarac Town Square	Tamarac	1987	124,585	89.6%	34	5	37,764	Publix	12/15/2019	Dollar Tree / Pivot Education	$12.48
Waterstone	Homestead	2005	61,000	100.0%	9	—	45,600	Publix	7/31/2025		$15.69
West Bird	Miami	1977 / 2000	99,864	99.4%	27	1	37,949	Publix	8/31/2020	CVS Pharmacy	$16.44
West Lake Shopping Center	Miami	1984 / 2000	100,747	97.2%	26	1	46,216	Winn-Dixie	5/22/2021	CVS Pharmacy	$16.19
Westport Plaza	Davie	2002	47,391	96.5%	9	1	27,887	Publix	11/30/2022		$19.52
Young Circle	Hollywood	1962 / 1997	64,574	95.5%	8	1	23,124	Publix	11/30/2022	Walgreens	$15.87
TOTAL SHOPPING CENTERS SOUTH FLORIDA (36)			4,456,453	96.4%	764	78	916,580				$17.14

NORTH FLORIDA
Alafaya Village	Orlando	1986	38,118	90.3%	14	2					$20.89
Atlantic Village	Atlantic Beach	1984 / 1996 / 2014	104,687	97.0%	27	1				LA Fitness / Pet Supplies Plus	$16.07
Charlotte Square	Port Charlotte	1980	91,143	69.4%	13	12				Walmart	$9.85
Ft. Caroline	Jacksonville	1985 / 1995	77,481	100.0%	7	—	45,500	Winn-Dixie	5/31/2020	Citi Trends / Planet Fitness	$7.34
Glengary Shoppes	Sarasota	1995	92,844	90.6%	5	1				Best Buy / Barnes & Noble	$20.96

EQUITY ONE, INC.
PROPERTY STATUS REPORT
June 30, 2016 (unaudited)

		Year	Total		Number		Supermarket Anchor
		Built /	Sq. Ft.	Percent	of Tenants		Owned		Expiration		ABR per
Property	City	Renovated	Owned	Leased	Leased	Vacant	Sq. Ft.	Name	Date (1)	Other Anchor Tenants	Leased SF
Mandarin Landing	Jacksonville	1976	139,580	92.6%	24	5	50,000	Whole Foods	12/31/2023	Office Depot / Aveda Institute	$17.33
Old Kings Commons	Palm Coast	1988	84,759	99.0%	15	1				Planet Fitness / Staples / Beall's Outlet	$10.10
Ryanwood	Vero Beach	1987	114,876	92.2%	26	5	39,795	Publix	3/23/2017	Beall's Outlet / Harbor Freight Tools	$11.14
South Beach	Jacksonville Beach	1990 / 1991	313,244	98.6%	39	4	12,517	Trader Joe's	1/31/2025	Bed Bath & Beyond / Ross Dress For Less / Stein Mart / Home Depot / Staples	$14.50
South Point Center	Vero Beach	2003	64,790	91.9%	11	4	44,840	Publix	11/30/2023		$16.28
Sunlake	Tampa	2008	97,871	93.2%	21	5	47,000	Publix	12/31/2028		$19.99
Town & Country	Kissimmee	1993	75,181	100.0%	12	—	52,883	Albertsons* (Ross Dress For Less)	10/31/2018		$9.08
Treasure Coast	Vero Beach	1983	133,779	98.2%	22	2	61,450	Publix	7/31/2026	TJ Maxx	$13.86
Unigold Shopping Center	Winter Park	1987	114,127	93.6%	19	5	52,500	Winn-Dixie	4/30/2017	Youfit Health Clubs	$12.44
TOTAL SHOPPING CENTERS NORTH FLORIDA (14)			1,542,480	94.2%	255	47	406,485				$14.23

TOTAL SHOPPING CENTERS FLORIDA (50)			5,998,933	95.9%	1,019	125	1,323,065				$16.41

CALIFORNIA
Circle Center West	Long Beach	1989	64,364	100.0%	16	—				Marshalls	$26.68
Culver Center	Culver City	1950 / 2000	216,646	97.1%	31	2	36,578	Ralph’s	10/31/2020	LA Fitness / Sit N Sleep / Tuesday Morning / Best Buy	$30.35
Marketplace Shopping Center	Davis	1990	111,156	98.0%	22	1	35,018	Safeway	7/31/2019	Petco / CVS Pharmacy	$24.50
Plaza Escuela	Walnut Creek	2002	153,565	89.9%	22	1				Yoga Works / The Container Store / Cheesecake Factory / Forever 21 / Uniqlo	$44.30
Pleasanton Plaza	Pleasanton	1981	163,469	94.6%	20	3				JC Penney / Cost Plus World Market / Design's School of Cosmetology / Office Max	$13.90
Potrero	San Francisco	1968 / 1997	226,642	99.8%	25	2	59,566	Safeway	9/30/2020	24 Hour Fitness / Party City / Petco / Office Depot / Ross Dress For Less	$31.57
Ralph's Circle Center	Long Beach	1983	59,837	97.6%	12	1	35,022	Ralph’s	11/30/2025		$17.68

EQUITY ONE, INC.
PROPERTY STATUS REPORT
June 30, 2016 (unaudited)

		Year	Total		Number		Supermarket Anchor
		Built /	Sq. Ft.	Percent	of Tenants		Owned		Expiration		ABR per
Property	City	Renovated	Owned	Leased	Leased	Vacant	Sq. Ft.	Name	Date (1)	Other Anchor Tenants	Leased SF
Talega Village Center	San Clemente	2007	102,273	100.0%	26	—	46,000	Ralph's	12/31/2027		$20.70
Von’s Circle Center	Long Beach	1972	150,822	98.4%	23	1	51,855	Von’s	7/31/2022	Rite Aid / Ross Dress For Less	$17.97
TOTAL SHOPPING CENTERS CALIFORNIA (9)			1,248,774	97.0%	197	11	264,039				$26.41

NEW YORK
1175 Third Avenue	Manhattan	1995	25,350	100.0%	1	—	25,350	Food Emporium	4/30/2023		$106.86
90-30 Metropolitan	Queens	2007	59,815	100.0%	5	—	12,898	Trader Joe's	1/31/2023	Staples / Michael’s	$30.09
1225-1239 Second Avenue	Manhattan	1964 / 1987	18,426	100.0%	5	—				CVS Pharmacy	$107.12
Clocktower Plaza	Queens	1985 / 1995	78,820	93.6%	7	1	62,668	Stop & Shop	11/30/2030		$47.92
The Gallery at Westbury Plaza	Westbury	2013	312,386	99.5%	32	1	13,004	Trader Joe's	8/31/2022	The Container Store / Famous Footwear / HomeGoods / Nordstrom Rack / Bloomingdale's / Gap Outlet / Saks Fifth Avenue / S.A. Elite / Old Navy	$45.98
Westbury Plaza	Westbury	1993 / 2004	394,451	100.0%	12	—				Olive Garden / Costco / Marshalls / Sports Authority/ Walmart/ Thomasville Furniture	$23.21
TOTAL SHOPPING CENTERS NEW YORK (6)			889,248	99.3%	62	2	113,920				$37.92

CONNECTICUT
91 Danbury Road (2)	Ridgefield	1965	4,612	100.0%	3	—					$24.62
Brookside Plaza	Enfield	1985 / 2006	216,566	98.9%	25	1	59,648	Wakefern Food	8/31/2020	Bed Bath & Beyond / Walgreens / Staples / PetSmart	$14.53
Compo Acres	Westport	1960 / 2011	42,754	93.2%	14	1	11,731	Trader Joe’s	2/28/2022		$49.89
Copps Hill	Ridgefield	1979 / 2002	184,528	100.0%	9	—	59,015	Stop & Shop	12/31/2024	Kohl's / Rite Aid	$13.53
Darinor Plaza	Norwalk	1978	153,135	100.0%	14	—				Kohl's / Old Navy / Party City	$17.72
Danbury Green	Danbury	1985 / 2006	123,940	100.0%	11	—	11,850	Trader Joe’s	1/31/2023	Rite Aid / Annie Sez / Staples / DSW / Danbury Hilton Garden Inn	$23.20
Post Road Plaza	Darien	1978	19,704	100.0%	3	—	11,051	Trader Joe's	1/31/2026		$51.36
Southbury Green	Southbury	1979 / 2002	156,128	97.5%	23	2	60,113	ShopRite	7/31/2022	Staples	$21.75
The Village Center	Westport	1969-1973 / 2009-2010	89,041	86.6%	21	5	22,052	The Fresh Market	10/31/2024		$39.01
Walmart at Norwalk (2)	Norwalk	1956 / 2002-2003	142,222	100.0%	1	—				Walmart / Homegoods	$0.55
TOTAL SHOPPING CENTERS CONNECTICUT (9)			1,132,630	98.1%	124	9	235,460				$18.63

EQUITY ONE, INC.
PROPERTY STATUS REPORT
June 30, 2016 (unaudited)

		Year	Total		Number		Supermarket Anchor
		Built /	Sq. Ft.	Percent	of Tenants		Owned		Expiration		ABR per
Property	City	Renovated	Owned	Leased	Leased	Vacant	Sq. Ft.	Name	Date (1)	Other Anchor Tenants	Leased SF
GEORGIA
BridgeMill	Canton	2000	89,102	91.9%	25	5	37,888	Publix	1/31/2020		$16.49
Buckhead Station	Atlanta	1996	233,817	100.0%	15	—				Bed Bath & Beyond / TJ Maxx / Old Navy / Saks Off Fifth / DSW / Ulta Beauty / Nordstrom Rack / Cost Plus World Market	$22.89
Chastain Square	Atlanta	1981 / 2001	91,637	98.4%	24	2	37,366	Publix	5/31/2024		$20.48
Hampton Oaks	Fairburn	2009	20,842	60.6%	6	5					$11.41
McAlpin Square	Savannah	1979	173,952	96.7%	23	2	43,600	Kroger	8/31/2020	Big Lots / Savannah-Skidaway / Goodwill	$9.18
Piedmont Peachtree Crossing	Atlanta	1978 / 1998	152,239	100.0%	28	—	55,520	Kroger	5/31/2020	Cost Plus World Market / Binders Art Supplies	$20.64
Williamsburg at Dunwoody	Dunwoody	1983	44,928	80.3%	24	4					$25.06
TOTAL SHOPPING CENTERS GEORGIA (7)			806,517	96.1%	145	18	174,374				$18.43

MASSACHUSETTS
Cambridge Star Market	Cambridge	1953 / 1997	66,108	100.0%	1	—	66,108	Star Market	1/2/2026		$37.44
Plymouth Shaw’s Supermarket	Plymouth	1993	59,726	100.0%	1	—	59,726	Shaw's	1/1/2026		$17.58
Quincy Star Market	Quincy	1965 / 1995	100,741	100.0%	1	—	100,741	Star Market	1/2/2021		$21.48
Swampscott Whole Foods	Swampscott	1967 / 2005	35,907	100.0%	1	—	35,907	Whole Foods	1/1/2026		$24.95
Star's at West Roxbury	West Roxbury	1973 / 1995 / 2006	76,161	99.7%	12	1	54,928	Star Market	1/2/2021		$24.57
The Harvard Collection (2)	Cambridge	1906 / 1908 / 1912	41,050	88.9%	24	9				Urban Outfitters	$57.41
TOTAL SHOPPING CENTERS MASSACHUSETTS (6)			379,693	98.7%	40	10	317,410				$28.13

EQUITY ONE, INC.
PROPERTY STATUS REPORT
June 30, 2016 (unaudited)

		Year	Total		Number		Supermarket Anchor
		Built /	Sq. Ft.	Percent	of Tenants		Owned		Expiration		ABR per
Property	City	Renovated	Owned	Leased	Leased	Vacant	Sq. Ft.	Name	Date (1)	Other Anchor Tenants	Leased SF
LOUISIANA
Ambassador Row	Lafayette	1980 / 1991	194,678	93.5%	25	1				Big Lots / Chuck E Cheese / Planet Fitness / Jo-Ann Fabric and Craft Stores / Northern Tool + Equipment	$11.33
Ambassador Row Courtyard	Lafayette	1986 / 1991 / 2005	146,842	77.3%	20	4				Bed Bath & Beyond / Hancock Fabrics / Tuesday Morning / Cost Plus World Market	$11.76
Bluebonnet Village	Baton Rouge	1983	101,585	94.5%	19	7	33,387	Matherne’s	11/30/2020	Office Depot	$12.57
Elmwood Oaks	Harahan	1989	136,284	100.0%	11	—				Academy Sports / Dollar Tree / Tuesday Morning	$10.12
Siegen Village	Baton Rouge	1988	170,416	98.4%	19	1				Office Depot / Big Lots / Dollar Tree / Planet Fitness / Party City	$10.73
TOTAL SHOPPING CENTERS LOUISIANA (5)			749,805	92.8%	94	13	33,387				$11.19

MARYLAND
Westwood Complex	Bethesda	1958-1960 / 1990 / 2001	225,772	93.0%	37	8	67,356	Giant Foods	10/31/2037	Bowlmor Lanes / CITGO	$28.98
TOTAL SHOPPING CENTERS MARYLAND (1)			225,772	93.0%	37	8	67,356				$28.98

NORTH CAROLINA
Centre Pointe Plaza	Smithfield	1989	159,259	98.1%	21	2				Belk’s / Dollar Tree / Aaron Rents / Burke’s Outlet Stores	$6.51
Riverview Shopping Center	Durham	1973 / 1995	128,498	91.1%	14	2	53,538	Kroger	12/31/2019	Upchurch Drugs / Riverview Galleries	$8.72
Thomasville Commons	Thomasville	1991	148,754	96.7%	12	2	32,000	Ingles	9/30/2017	Kmart	$5.61
TOTAL SHOPPING CENTERS NORTH CAROLINA (3)			436,511	95.6%	47	6	85,538				$6.82

TOTAL RETAIL PORTFOLIO EXCLUDING DEVELOPMENTS AND REDEVELOPMENTS (97)			11,867,883	96.3%	1,765	202	2,614,549				$19.43

EQUITY ONE, INC.
PROPERTY STATUS REPORT
June 30, 2016 (unaudited)

		Year	Total		Number		Supermarket Anchor
		Built /	Sq. Ft.	Percent	of Tenants		Owned		Expiration		ABR per
Property	City, State	Renovated	Owned	Leased	Leased	Vacant	Sq. Ft.	Name	Date (1)	Other Anchor Tenants	Leased SF
DEVELOPMENTS AND REDEVELOPMENTS (2)
101 7th Avenue	Manhattan, NY	1930 / 2015	56,870	100.0%	1	—				Barneys New York	$79.13
Alafaya Commons	Orlando, FL	1986 / 2015	130,811	88.8%	16	7				Academy Sports / Youfit Health Clubs	$14.53
Boynton Plaza	Boynton Beach, FL	1978 / 1999 / 2015	105,345	94.4%	16	3	53,785	Publix	3/31/2035	CVS Pharmacy	$18.41
Broadway Plaza	Bronx, NY	2014	149,199	87.8%	12	3	18,110	Aldi	9/30/2024	TJ Maxx / Bob's Discount Furniture / Blink Fitness	$37.14
Cashmere Corners	Port St. Lucie, FL	2001 / 2016	85,708	83.7%	14	2				Walmart	$12.38
Countryside Shops	Cooper City, FL	1986 / 1988 / 1991	200,392	96.0%	39	9	39,795	Publix	5/31/2037	Stein Mart	$14.62
Kirkman Shoppes	Orlando, FL	1973 / 2015	114,635	95.7%	23	2				LA Fitness / Walgreens	$22.39
Lake Mary Centre	Lake Mary, FL	1988 / 2001 / 2015	359,525	92.9%	56	12	24,741	The Fresh Market	5/31/2024	Ross Dress For Less / LA Fitness / Office Depot / Academy Sports / Hobby Lobby	$14.68
Medford	Medford, MA	1995	62,656	3.7%	1	1					$23.67
North Bay Village	Miami Beach, FL	1970 / 2000	—	—	—	—					$—
Pablo Plaza	Jacksonville, FL	1974 / 1998 / 2001 / 2008	148,588	83.6%	21	13	34,400	Publix* (Office Depot)	11/30/2018	Marshalls / HomeGoods /PetSmart	$12.64
Point Royale	Miami, FL	1970 / 2000	182,255	89.1%	21	6	45,350	Winn-Dixie	2/15/2020	Burlington Coat Factory / Pasteur Medical	$13.69
Serramonte Center	Daly City, CA	1968	843,259	95.8%	85	15				Macy's / JC Penney / Target / Daiso / Crunch Gym / H&M / Forever 21 / Uniqlo / Dick's Sporting Goods	$27.70
Serramonte Center - Expansion Project	Daly City, CA		246,813	79.4%	8	—				Buy Buy Baby / Cost Plus World Market / Dave & Busters / Daiso / Nordstrom Rack / Ross Dress for Less / Party City / TJ Maxx	$29.84
Willows Shopping Center	Concord, CA	2015	252,817	94.1%	26	5				Claim Jumper Restaurants / UFC Gym / REI / The Jungle Fun / Old Navy / Ulta Beauty / Pier 1 Imports / Cost Plus World Market	$27.41
TOTAL DEVELOPMENTS AND REDEVELOPMENTS (14) (2)			2,938,873	89.9%	339	78	216,181				$23.24	(4)

EQUITY ONE, INC.
PROPERTY STATUS REPORT
June 30, 2016 (unaudited)

		Year	Total		Number		Supermarket Anchor
		Built /	Sq. Ft.	Percent	of Tenants		Owned		Expiration		ABR per
Property	City, State	Renovated	Owned	Leased	Leased	Vacant	Sq. Ft.	Name	Date (1)	Other Anchor Tenants	Leased SF

TOTAL RETAIL PORTFOLIO INCLUDING DEVELOPMENTS AND REDEVELOPMENTS (111)			14,806,756	95.0%	2,104	280	2,830,730				$20.09	(4)

NON-RETAIL PROPERTIES (2)
200 Potrero	San Francisco, CA	1928	30,500	55.1%	1	1				Golden Bear Sportswear
Banco Popular Office Building	Miami, FL	1971	32,737	64.0%	10	9
Westport Office	Westport, CT	1984	4,000	50.0%	6	3
Westwood - Manor Care	Bethesda, MD	1976	41,123	—	—	1
Westwood Towers	Bethesda, MD	1968 / 1997	211,020	100.0%	2	—				Housing Opportunities

TOTAL NON-RETAIL PROPERTIES (5) (2)			319,380	78.5%	19	14

TOTAL EXCLUDING LAND (116)			15,126,136	94.7%	2,123	294	2,830,730

LAND (6) (2)(3)

TOTAL CONSOLIDATED - 122 Properties

EQUITY ONE, INC.
PROPERTY STATUS REPORT
June 30, 2016 (unaudited)

Footnotes for Property Status Report

Note: Total square footage does not include shadow anchor square footage that is not owned by Equity One but does include square footage for ground leases. Anchor tenants represent any tenant with GLA of 10,000 square feet or higher.
* Indicates a tenant which continues to pay rent, but has closed its store and ceased operations. The subtenant, if any, is shown in (  ).

(1)	Expiration date of the current lease term, excluding any renewal options.

(2)
Not included in the same-property NOI pool for the three and six months ended June 30, 2016. The same-property NOI pool including redevelopments includes all the company's redevelopment properties, but does not include the company's development properties. The only development property as of June 30, 2016 was Broadway Plaza.

(3)	The total carrying value of land as of June 30, 2016 is $22.2 million.

(4)
ABR per leased SF for total development and redevelopment properties and total retail portfolio including developments and redevelopments is adjusted by removing the square footage attributable to certain anchor tenants at Serramonte Center that pay percentage rent in lieu of minimum rent.

EQUITY ONE, INC.
REAL ESTATE ACQUISITION AND DISPOSITION ACTIVITY
June 30, 2016 (unaudited)
(in thousands, except for acreage/square footage)

2016 Acquisition Activity
Date Purchased	Property Name	City	State	Square Feet/Acres	Purchase Price
June 30, 2016	Walmart at Norwalk	Norwalk	CT	142,222	$30,000

2016 Disposition Activity
Date Sold	Property Name	City	State	Square Feet	Gross Sales Price
May 11, 2016	Wesley Chapel	Decatur	GA	164,153	$7,094
May 11, 2016	Hairston Center	Decatur	GA	13,000	431
February 18, 2016	Sherwood South	Baton Rouge	LA	77,489	3,000
February 18, 2016	Plaza Acadienne	Eunice	LA	59,419	1,775
February 11, 2016	Beauclerc Village	Jacksonville	FL	68,966	5,525
Total Sold				383,027	$17,825

Note: The above schedules reflect only acquisition and disposition activity related to consolidated properties.

EQUITY ONE, INC.
REAL ESTATE DEVELOPMENTS AND REDEVELOPMENTS
June 30, 2016 (unaudited)
(in millions, except square footage data)

Project	Location	Project GLA (1)	Total GLA (2)	Anchors	Target Stabilization Date (3)	Estimated Gross Cost (4)	Estimated Net Cost (5)	Incurred as of 6/30/16		Balance to Complete	% Placed in Service (6)	CIP Balance as of 6/30/16 (7)
Active Developments
Broadway Plaza	Bronx, NY	149,999	149,199	TJ Maxx / Bob's Discount Furniture / Aldi / Blink Fitness	2016	$73.8	$73.8	$70.0		$3.8	76%	$6.0
Subtotal		149,999	149,199			73.8	73.8	70.0		3.8	76%	6.0
Active Redevelopments
Cashmere Corners	Port St. Lucie, FL	55,740	85,708	Walmart	2016	1.6	1.6	1.0		0.6	79%	—
Countryside Shops	Cooper City, FL	86,852	200,392	Publix / Ross Dress For Less	2017	16.4	16.4	1.2		15.2	8%	4.4
Lake Mary Centre	Lake Mary, FL	167,764	359,525	Ross Dress For Less / The Fresh Market / Academy Sports / Hobby Lobby	2017 (8)	17.3	17.3	12.3		5.0	67%	2.1
Medford	Medford, MA	TBD	62,656	TBD	TBD	TBD	TBD	0.6		TBD	—	10.8
North Bay Village	Miami Beach, FL	TBD	TBD	TBD	TBD	TBD	TBD	0.6		TBD	—	1.5
Pablo Plaza	Jacksonville, FL	92,676	148,588	Whole Foods / PetSmart	2020	18.0	18.0	3.8		14.2	5%	5.3
Point Royale	Miami, FL	86,200	182,255	Burlington Coat Factory	2017	9.8	9.8	1.5		8.3	—	3.9
Serramonte Center - Expansion Project	Daly City, CA	246,813	1,090,072	Buy Buy Baby / Cost Plus World Market / Dave & Buster's / Daiso / Nordstrom Rack / Ross Dress For Less / Party City / TJ Maxx	2017	109.1	109.1	19.1		90.0	—	38.0
Subtotal		736,045	2,129,196			172.2	172.2	40.1		133.3	23%	66.0
Total Active Developments and Redevelopments		886,044	2,278,395			246.0	246.0	110.1		137.1	32%	72.0
Developments and Redevelopments Pending Twelve Month Stabilization
101 7th Avenue	Manhattan, NY	56,870	56,870	Barneys New York	2016	14.1	14.1	14.0		0.1	100%	1.7
Alafaya Commons	Orlando, FL	66,955	130,811	Academy Sports	2015	7.5	7.5	6.5		—	100%	—
Boynton Plaza	Boynton Beach, FL	53,785	105,345	Publix	2015	8.8	8.3	8.3		—	100%	—
Kirkman Shoppes	Orlando, FL	57,510	114,635	L.A. Fitness / Walgreens	2015	13.1	13.1	12.9		0.2	100%	—
Willows Shopping Center	Concord, CA	48,621	252,817	Ulta Beauty / Lazy Dog / Old Navy / UFC Gym	2015	13.5	13.5	12.5		1.0	76%	0.7
Total		283,741	660,478			57.0	56.5	54.2		1.3	96%	2.4
Total Development and Redevelopment Activity						$303.0	$302.5	$164.3	(9)	$138.4	47%	74.4
								Other CIP (see page 39)				19.5
								Land				22.2
								Total CIP and Land (See page 8)				$116.1

See footnotes on following page.

EQUITY ONE, INC.
REAL ESTATE DEVELOPMENTS AND REDEVELOPMENTS
June 30, 2016 (unaudited)

Footnotes for Real Estate Developments and Redevelopments

(1)	Project GLA is subject to change based upon build-to-suit requests and other tenant driven changes.

(2)	Total GLA represents all GLA for the corresponding property and, for redevelopments, includes portions of the center not subject to redevelopment.

(3)
Target stabilization date reflects the date that construction is expected to be substantially complete and the anchors commence paying rent. Properties may continue to be reflected in development or redevelopment until they are included in the company's same-property pool, which is normally one year from rent commencement.

(4)	For developments, includes actual cost of land.

(5)	After sales of outparcels and construction cost reimbursements.

(6)	Percentage placed in service represents the percentage of project GLA for which the applicable tenants have commenced revenue recognition under GAAP.

(7)
CIP balance as of June 30, 2016 reflects the company's GAAP balances associated with the projects. For redevelopments, this includes an allocation of the company's existing cost basis for the portion of the center subject to redevelopment.

(8)
Stabilization date is based on the expected commencement of cash rent for Hobby Lobby as part of the third phase of the redevelopment. The first phase, comprised of adding Ross and Fresh Market, which represents 50,000 square feet of the 168,000 square feet under redevelopment, was stabilized in 2014. The second phase, comprised of adding Academy Sports, which represents 63,000 square feet of the 168,000 square feet under redevelopment, was stabilized in 2015.

(9)	Includes an aggregate of $10.5 million in costs incurred but not yet funded as of June 30, 2016.

EQUITY ONE, INC.
TACTICAL CAPITAL IMPROVEMENTS
June 30, 2016 (unaudited)
(in millions)

Project	Location	Project Description	Target Stabilization Date (1)	Estimated Cost	Incurred as of 6/30/16	Balance to Complete	CIP Balance as of 6/30/16 (2)
Capital Expenditure Projects over $1.0 million
Ambassador Row Courtyards	Lafayette, LA	Retenanting	2017	$8.5	$5.7	$2.8	$0.5
Buckhead Station	Atlanta, GA	Retenanting	2017	6.2	4.0	2.2	2.3
The Village Center	Westport, CT	Retenanting and Façade Renovation	2017	5.0	0.7	4.3	7.0
Brookside Plaza	Enfield, CT	Retenanting	2016	3.9	2.3	1.6	1.2
Hammocks Town Center	Miami, FL	Outparcel Addition	2016	2.3	2.1	0.2	—
South Beach Regional	Jacksonville Beach, FL	Outparcel Addition	2017	2.2	0.1	2.1	0.1
Post Road Plaza	Darien, CT	Façade Renovation	2016	1.5	1.0	0.5	0.2
Plaza at St. Lucie West	Port St. Lucie, FL	Retenanting	2016	1.3	1.2	0.1	—
Total				$30.9	$17.1	$13.8	11.3
All Other Capital Expenditure Projects							8.2
Total Other Capital Investment into Real Estate							$19.5

(1) Target stabilization date reflects the date that construction is expected to be substantially complete and, if applicable, the tenants commence paying rent.
(2) CIP balance as of June 30, 2016 reflects the company's GAAP balances associated with the projects, including an allocation of the company's existing cost basis for the portion of the center under construction, as applicable.

EQUITY ONE, INC.
DEBT SUMMARY
June 30, 2016 (unaudited)
(in thousands)

	June 30, 2016	December 31, 2015	December 31, 2014
Fixed rate debt	$811,998	$772,680	$1,042,914
Variable rate debt - swapped to fixed rate (1)	250,000	250,000	250,000
Variable rate debt - unhedged	303,750	348,750	37,000
Total debt	$1,365,748	$1,371,430	$1,329,914

% Fixed rate debt	59.5%	56.4%	78.4%
% Variable rate debt - swapped to fixed rate	18.3%	18.2%	18.8%
% Variable rate debt - unhedged	22.2%	25.4%	2.8%
Total	100.0%	100.0%	100.0%

Secured mortgage debt	$322,750	$282,029	$311,778
Unsecured debt	1,042,998	1,089,401	1,018,136
Total debt	$1,365,748	$1,371,430	$1,329,914

% Secured mortgage debt	23.6%	20.6%	23.4%
% Unsecured debt	76.4%	79.4%	76.6%
Total	100.0%	100.0%	100.0%

Total market capitalization (see page 18)	$5,968,751	$5,195,485	$4,778,523

% Secured mortgage debt	5.4%	5.4%	6.5%
% Unsecured debt	17.5%	21.0%	21.3%
Total debt : Total market capitalization	22.9%	26.4%	27.8%

Weighted average interest rate on secured mortgage debt (2)	5.05%	5.61%	6.03%
Weighted average interest rate on unsecured senior notes (2)	4.27%	4.75%	5.02%
Weighted average interest rate on term loans (2)	2.12%	2.01%	2.62%
Weighted average interest rate on total debt (2) (3)	3.68%	3.92%	4.80%
Weighted average interest rate on revolving credit facility (2)	1.51%	1.47%	1.22%

Weighted average maturity on secured mortgage debt	5.3 Years	3.6 years	4.4 years
Weighted average maturity on unsecured senior notes	5.9 Years	4.6 years	4.3 years
Weighted average maturity on term loans	3.5 Years	4.0 years	4.1 years
Weighted average maturity on total debt (3)	4.9 Years	4.1 years	4.3 years

Note: All amounts and calculations exclude unamortized / unaccreted premium / (discount) on mortgages and senior notes and include secured mortgage debt related to properties held for sale.

(1)
The company has interest rate swaps which convert the LIBOR rate applicable to its $250.0 million term loan to a fixed interest rate, providing an effective weighted average fixed interest rate under the loan agreement of 2.62% per annum for all periods presented.

(2)	Weighted average interest rates are calculated based on balances outstanding at the respective dates.

(3)	Weighted average maturity on total debt and weighted average interest rate on total debt excludes amounts drawn under the revolving credit facility, which expires on December 31, 2018.

EQUITY ONE, INC.
DEBT MATURITY SCHEDULE
June 30, 2016 (unaudited)
(in thousands)

	Secured Debt		Unsecured Debt			Deferred Financing Costs and Premium/(Discount) Scheduled Amortization	Total	Weighted Average Interest Rate at Maturity		Percent of Debt Maturing
Year	Scheduled Amortization	Balloon Payments	Revolving Credit Facility	Senior Notes	Term Loans

2016	$3,104	$—	$—	$—	$—	$(232)	$2,872	—%		0.2%
2017	6,567	64,000	—	116,998	—	(924)	186,641	5.9%		13.7%
2018	6,767	82,504	51,000	—	—	(1,195)	139,076	4.8%	(1)	10.2%
2019	5,542	18,330	—	—	250,000	(868)	273,004	2.9%		20.1%
2020	5,471	—	—	—	225,000	(969)	229,502	1.6%		16.9%
2021	5,398	12,581	—	—	—	(656)	17,323	5.9%		1.3%
2022	5,136	—	—	300,000	—	(619)	304,517	3.8%		22.4%
2023	5,345	1,221	—	—	—	(265)	6,301	7.5%		0.5%
2024	2,939	—	—	—	—	(241)	2,698	—		0.2%
Thereafter	9,845	88,000	—	100,000	—	(331)	197,514	3.8%		14.5%
Total	$56,114	$266,636	$51,000	$516,998	$475,000	$(6,300)	$1,359,448	3.6%	(1)	100.0%

(1) Excludes the revolving credit facility. Including the amounts drawn under the revolving credit facility, the weighted average interest rate would be 3.5% for 2018 and in total.

EQUITY ONE, INC.
DEBT BY INSTRUMENT
June 30, 2016 (unaudited)
(in thousands)

Debt Instrument	Maturity Date	Rate		June 30, 2016	December 31, 2015	Percent of Overall Debt Maturing
Mortgage Debt
1225-1239 Second Avenue (1)	06/01/2016	6.325%		$—	$16,020	—
Glengary Shoppes (1)	06/11/2016	5.750%		—	15,217	—%
Magnolia Shoppes (1)	07/11/2016	6.160%		—	13,010	—%
Culver Center (2)	05/06/2017	5.580%		64,000	64,000	4.7%
Concord Shopping Plaza (3)	06/28/2018	1-month LIBOR + 1.35%		27,750	27,750	2.0%
Sheridan Plaza	10/10/2018	6.250%		57,744	58,330	4.2%
1175 Third Avenue	05/01/2019	7.000%		6,098	6,241	0.4%
The Village Center	06/01/2019	6.250%		14,612	14,825	1.1%
BridgeMill	05/05/2021	7.940%		6,258	6,462	0.5%
Circle Center West/Talega Village Center (4) (5)	10/01/2021	5.010%		10,644	10,793	0.8%
Westport Plaza	08/01/2023	7.490%		3,235	3,340	0.2%
Aventura Square / Oakbrook Square / Treasure Coast Plaza	02/28/2024	6.500%		19,789	20,756	1.5%
Westbury Plaza	02/01/2026	3.760%		88,000	—	6.5%
Von's Circle Center	10/10/2028	5.200%		9,106	9,366	0.7%
Copps Hill	01/01/2029	6.060%		15,514	15,919	1.1%
Total mortgage debt (12 loans outstanding)	5.30 years	5.05%	(6)	$322,750	$282,029	23.7%
Unamortized deferred financing costs and unamortized/unaccreted premium/(discount)				(676)	1,430	(0.1%)
Total mortgage debt (including unamortized/unaccreted premium/(discount))				$322,074	$283,459	23.6%

Unsecured senior notes payable
6.25% senior notes (7)	01/15/2017	6.250%		$—	$101,403	—
6.00% senior notes (8)	09/15/2017	6.000%		116,998	116,998	8.6%
3.75% senior notes	11/15/2022	3.750%		300,000	300,000	22.1%
3.81% series A senior notes (9)	05/11/2026	3.810%		100,000	—	7.3%
Total unsecured senior notes payable	5.88 years	4.27%	(6)	$516,998	$518,401	38.0%
Unamortized deferred financing costs and unamortized/unaccreted premium/(discount)				(2,875)	(3,029)	(0.2%)
Total unsecured senior notes payable (including unamortized deferred financing costs and unamortized/unaccreted premium/(discount))				$514,123	$515,372	37.8%

See footnotes on following page.

EQUITY ONE, INC.
DEBT BY INSTRUMENT
June 30, 2016 (unaudited)
(in thousands)

Debt Instrument	Maturity Date	Rate		June 30, 2016	December 31, 2015	Percent of Overall Debt Maturing

Term Loans
$250MM - Term Loan (10)	02/13/2019	2.618%	(12)	$250,000	$250,000	18.4%
$300MM - Term Loan (11)	12/02/2020	1MTH LIBOR +1.10%		225,000	225,000	16.6%
Total term loans	3.48 years	2.12%	(6)	$475,000	$475,000	35.0%
Unamortized deferred financing costs				(2,749)	(3,109)	(0.2)%
Total term loans (including unamortized deferred financing costs and unamortized/unaccreted premium/(discount))				$472,251	$471,891	34.8%

Revolving credit facility
$600MM Line of Credit Unsecured	12/31/2018	1.510%		$51,000	$96,000	3.8%
Total revolving credit facility	2.50 years	1.51%	(6)	$51,000	$96,000	3.8%

Total debt	4.87 years (13)	3.68%	(6) (13)	$1,365,748	$1,371,430	100.5%
Unamortized deferred financing costs and unamortized/unaccreted premium/(discount)				(6,300)	(4,708)	(0.5)%
Total debt (including unamortized/unaccreted premium/(discount))				$1,359,448	$1,366,722	100.0%

Senior Unsecured Debt Ratings
Moody’s				Baa2 (Stable)	Baa2 (Stable)
S&P				BBB (Stable)	BBB (Stable)

(1)	Prepaid during the six months ended June 30, 2016 with no prepayment penalty.

(2)	In July 2016, the company gave the servicer of the mortgage loan notice that it intends to defease the loan as soon as practicable.

(3)	The loan balance bears interest at a floating rate of 1-month LIBOR + 1.35%. The effective interest rate on June 30, 2016 was 1.807%.

(4)
In June 2016, in order to effectuate a substitution of collateral, the company repaid the mortgage loan secured by Talega Village Center. Concurrently, with the repayment of the Talega Village Center mortgage loan, the company entered into a new mortgage loan secured by Circle Center West which carries the same terms as the previous Talega Village Center mortgage loan.

(5)
The stated loan maturity date is October 1, 2036; however, both the lender and the borrower have the right to exercise a call or early prepayment, respectively, on each of October 1, 2021, October 1, 2026 and October 1, 2031. It is deemed likely this right will be exercised and the shown maturity date is therefore October 1, 2021.

(6)	Calculated based on weighted average interest rates of outstanding balances at June 30, 2016.

(7)	In February 2016, the company redeemed its 6.25% unsecured senior notes.

(8)	In July 2016, the company redeemed its 6.00% unsecured senior notes.

(9)
In April 2016, the company entered into a note purchase agreement for the issuance of $200.0 million of two series of senior unsecured notes payable. In May 2016, the company completed a private placement of 3.81% series A senior unsecured notes payable with an aggregate principal balance of $100.0 million. On August 11, 2016, it expects to issue 3.91% series B senior unsecured notes payable due 2026 in an aggregate principal amount of $100.0 million.

(10)
The interest rate for the $250.0 million term loan has been swapped to a fixed interest rate through three interest rate swaps. The indicated interest rate for the term loan and the weighted average interest rate for all debt instruments includes the effect of the swaps. As of June 30, 2016, the fair value of the company's interest rate swaps was a liability of $5.6 million, which is included in accounts payable and accrued expenses in its condensed consolidated balance sheet. As of December 31, 2015, the fair value of one of the company's interest rate swaps consisted of an asset of $217,000, which is included in other assets in its condensed consolidated balance sheet, while the fair value of the two remaining interest rate swaps consisted of a liability of $2.0 million, which is included in accounts payable and accrued expenses in its condensed consolidated balance sheet.

(11)
Under the unsecured delayed draw term loan facility, the company may borrow up to $300.0 million in aggregate in one or more borrowings at any time prior to December 2, 2016. At the company's request, the principal amount of the term loan may be increased up to an aggregate of $500.0 million subject to the availability of additional commitments from lenders. This term loan bears interest at a floating rate of 1-MTH LIBOR + 1.10% and the effective rate on June 30, 2016 was 1.556%.

(12)	The effective fixed interest rate on June 30, 2016.

(13)	Weighted average maturity in years and weighted average interest rate as of June 30, 2016 excludes the revolving credit facility which expires on December 31, 2018.

EQUITY ONE, INC.
BALANCE SHEETS & STATEMENTS OF OPERATIONS OF UNCONSOLIDATED JOINT VENTURES
June 30, 2016 (unaudited)
(in thousands)

BALANCE SHEETS OF UNCONSOLIDATED JOINT VENTURES			As of June 30, 2016
Co-Investment Partner	EQY Ownership Interest	Type	Total Assets	Total Debt	Total Equity	Pro-Rata Share Total Debt	Investment in Joint Venture (1)
DRA Advisors	20.0%	Retail/Office	$19,166	$—	$18,699	$—	$3,740
New York Common Retirement Fund	30.0%	Retail	298,996	145,249	129,185	43,575	38,383
Rider Limited Partnership	50.0%	Office	39,505	—	38,468	—	19,234
Total			$357,667	$145,249	$186,352	$43,575	$61,357

STATEMENTS OF OPERATIONS OF UNCONSOLIDATED JOINT VENTURES			For the three months ended June 30, 2016
Co-Investment Partner	EQY Ownership Interest	Type	Total Revenues	Property Operating Expenses	Depreciation/ Amortization	Interest Expense (2)	Net Income	Cash NOI	Pro-Rata Share of Cash NOI
DRA Advisors	20.0%	Retail/Office	$572	$274	$205	$—	$91	$162	$32
New York Common Retirement Fund	30.0%	Retail	6,872	2,207	2,310	1,574	728	4,655	1,397
Rider Limited Partnership	50.0%	Office	1,491	419	307	—	762	998	499
Total			$8,935	$2,900	$2,822	$1,574	$1,581	$5,815	$1,928

			For the six months ended June 30, 2016
Co-Investment Partner	EQY Ownership Interest	Type	Total Revenues	Property Operating Expenses	Depreciation/ Amortization	Interest Expense (2)	Net Income	Cash NOI	Pro-Rata Share of Cash NOI
DRA Advisors	20.0%	Retail/Office	$1,099	$626	$373	$—	$105	$258	$52
New York Common Retirement Fund	30.0%	Retail	14,194	4,580	4,671	3,150	1,708	9,346	2,804
Rider Limited Partnership	50.0%	Office	3,030	760	586	—	1,676	2,134	1,067
Total			$18,323	$5,966	$5,630	$3,150	$3,489	$11,738	$3,923

Note: Amounts shown above reflect 100% of the joint venture balance sheet and income statement line items, unless otherwise specified.

(1)	Excludes other investments in unconsolidated joint ventures and advances to unconsolidated joint ventures totaling $2.4 million.

(2)	Interest expense includes amortization of deferred financing costs.

EQUITY ONE, INC.
UNCONSOLIDATED PROPERTY STATUS REPORT
June 30, 2016 (unaudited)

								Number of tenants		Supermarket anchor				ABR per leased SF
Property	JV	EQY Ownership %	Type	City, State	Year Built / Renovated	Total Sq. Ft.	Percent Leased	Leased	Vacant	Sq. Ft.	Name	Expiration Date	Other anchor tenants
1900/2000 Offices	DRA	20.0%	Office	Boca Raton, FL	1979 / 1982 / 1986 / 2007	116,655	82.3%	26	5				Garda Supplies Rental & Services	$17.40
Rider Limited Partnership	CSC	50.0%	Medical Office	San Francisco, CA	1968	146,046	99.8%	51	1				Central Parking System	$36.53
Country Walk Plaza	NYCRF	30.0%	Retail	Miami, FL	1985 / 2006 / 2008	100,686	96.5%	27	2	39,795	Publix	10/23/2020	CVS Pharmacy	$19.92
Veranda Shoppes	NYCRF	30.0%	Retail	Plantation, FL	2007	44,888	96.9%	8	1	28,800	Publix	04/30/2027		$26.44
Northborough Crossing	NYCRF	30.0%	Retail	Northborough, MA	2011	645,785	99.3%	26	1	139,449	Wegmans	10/31/2036	TJ Maxx / Kohl's / BJ's / Golf Town USA / PetSmart / Michaels / Toys "R" Us / Dick's Sporting Goods / Eastern Mountain Sports	$14.24
Riverfront Plaza	NYCRF	30.0%	Retail	Hackensack, NJ	1997	128,968	97.4%	22	2	70,400	ShopRite	10/31/2027		$25.12
The Grove	NYCRF	30.0%	Retail	Windermere, FL	2004	151,752	98.0%	29	2	51,673	Publix	01/31/2029	LA Fitness	$19.87
Old Connecticut Path	NYCRF	30.0%	Retail	Framingham, MA	1994	80,198	100.0%	5	—	65,940	Stop & Shop	06/30/2019		$21.17

TOTAL UNCONSOLIDATED PROPERTIES PORTFOLIO (8)						1,414,978	97.4%	194	14	396,057				$19.60

EQUITY ONE, INC.
DEBT SUMMARY OF UNCONSOLIDATED JOINT VENTURES
June 30, 2016 (unaudited)
(in thousands)

Co-Investment Partner	Debt Instrument	Equity One’s Ownership (1)	Maturity Date	Rate (1)	Balance as of June 30, 2016	Balance as of December 31, 2015

Mortgage Debt
New York Common Retirement Fund	Equity One JV Sub CT Path LLC	30.0%	01/01/2019	5.74%	8,569	8,798
New York Common Retirement Fund	Equity One JV Sub Northborough LLC	30.0%	02/10/2021	4.18%	65,732	66,440
New York Common Retirement Fund	Equity One JV Sub Riverfront Plaza LLC	30.0%	10/10/2023	4.54%	24,000	24,000
New York Common Retirement Fund	Equity One JV Sub Grove LLC (2)	30.0%	12/23/2023	4.18%	22,500	22,500
New York Common Retirement Fund	Equity One Country Walk LLC	30.0%	11/5/2025	3.91%	16,000	16,000
New York Common Retirement Fund	Equity One JV Sub Veranda LLC	30.0%	11/5/2025	3.86%	9,000	9,000

	Unamortized deferred financing costs and premium, net (3)				(552)	(563)
	Total debt				$145,249	$146,175

	Equity One’s pro-rata share of unconsolidated joint venture debt				$43,575	$43,853

(1)	Equity One's equity interest and rate in effect on June 30, 2016.

(2)
The loan bears interest at a floating rate of LIBOR + 1.35%, which has been swapped to a weighted average fixed rate of 4.18%. The fair value of the swap at June 30, 2016 was a liability of approximately $2.9 million.

(3)	Net unamortized deferred financing costs and premium is the total for all loans.

Appendices - Reconciliations of
Non-GAAP Financial Measures

EQUITY ONE, INC.
APPENDIX - RECONCILIATION OF TOTAL RENTAL REVENUE TO NOI
June 30, 2016 (unaudited)
(in thousands)

	2Q 2016	1Q 2016	4Q 2015	3Q 2015	2Q 2015
Minimum rent	$71,426	$70,797	$68,983	$68,836	$68,594
Expense recoveries	20,261	20,823	20,217	20,204	20,337
Percentage rent	648	2,554	855	1,153	1,173
Total rental revenue	92,335	94,174	90,055	90,193	90,104

Less: Property operating expenses	12,570	13,611	12,606	13,311	12,522
Real estate tax expense	11,070	10,759	9,960	11,100	10,862
NOI (1) (2)	$68,695	$69,804	$67,489	$65,782	$66,720

NOI margin (NOI / Total rental revenue)	74.4%	74.1%	74.9%	72.9%	74.0%

(1)
Includes straight-line rent adjustment, accretion of below-market lease intangibles (net), amortization of lease incentives and amortization of below-market ground lease intangibles. Does not include intercompany management fees as they are eliminated in consolidation.

(2)	See Appendix on following page for a reconciliation of NOI to its comparable GAAP measure.

EQUITY ONE, INC.
APPENDIX - RECONCILIATION OF NET INCOME ATTRIBUTABLE TO EQUITY ONE, INC TO SAME-PROPERTY NOI
June 30, 2016 (unaudited)
(in thousands, except number of properties)

	Q2		Q1		Q4		Q3		Q2
	2016	2015	2016	2015	2015	2014	2015	2014	2015	2014
Net income (loss) attributable to Equity One, Inc.	$21,582	$27,054	$21,066	$8,006	$13,432	$6,725	$16,961	$18,307	$27,054	$(2,411)
Net income attributable to noncontrolling interests	—	2,507	—	2,502	2,507	2,491	2,498	2,503	2,507	2,511
Loss (income) from discontinued operations	—	—	—	—	—	34	—	87	—	(24)
Income tax provision (benefit) of taxable REIT subsidiaries	331	187	440	(36)	(389)	70	(618)	168	187	79
Income before income taxes and discontinued operations	21,913	29,748	21,506	10,472	15,550	9,320	18,841	21,065	29,748	155
Less:
Management and leasing services income	196	631	303	555	445	333	246	635	631	584
Equity in income of unconsolidated joint ventures	600	1,116	773	882	2,060	672	2,435	789	1,116	1,268
Gain (loss) on sale of operating properties	913	3,355	2,732	(17)	—	3,371	614	9,775	3,355	1,141
Other income	223	5,597	641	41	336	361	226	413	5,597	33
Add:
Depreciation and amortization expense	27,387	22,572	26,157	21,016	24,024	21,230	25,385	26,182	22,572	27,666
General and administrative expense	8,663	8,417	8,711	8,740	9,913	9,864	9,207	11,524	8,417	8,872
Interest expense	12,481	13,781	12,848	14,809	13,279	15,778	13,453	16,463	13,781	16,687
Loss (gain) on extinguishment of debt	183	2,701	5,031	(138)	4,735	3,824	—	—	2,701	—
Impairment losses	—	200	—	11,307	2,829	7,958	2,417	—	200	13,892
Total NOI	68,695	66,720	69,804	64,745	67,489	63,237	65,782	63,622	66,720	64,246
Straight-line rent adjustment	(1,145)	(1,279)	(1,458)	(1,131)	(1,101)	(994)	(1,101)	(1,056)	(1,279)	(1,076)
Accretion of below-market lease intangibles, net	(3,024)	(3,765)	(3,222)	(3,124)	(3,505)	(3,447)	(3,399)	(4,003)	(3,765)	(3,832)
Intercompany management fees	(3,016)	(2,797)	(2,924)	(2,788)	(2,818)	(2,776)	(2,847)	(2,722)	(2,792)	(2,754)
Amortization of lease incentives	351	213	287	297	262	230	262	230	213	157
Amortization of below-market ground lease intangibles	176	150	150	148	152	152	152	152	150	150
Total Cash NOI	62,037	59,242	62,637	58,147	60,479	56,402	58,849	56,223	59,247	56,891
Other non same-property NOI	(2,880)	(2,146)	(3,087)	(1,870)	(2,804)	(1,451)	(2,968)	(1,754)	(1,748)	(2,821)
Adjustments (1)	365	(1,009)	(156)	197	(333)	442	1,170	166	(790)	296
Same-property NOI including redevelopments (2)	59,522	56,087	59,394	56,474	57,342	55,393	57,051	54,635	56,709	54,366
Redevelopment property NOI	(10,479)	(9,156)	(10,205)	(9,908)	(9,317)	(8,906)	(9,587)	(9,317)	(8,609)	(8,328)
Same-property NOI (2)	$49,043	$46,931	$49,189	$46,566	$48,025	$46,487	$47,464	$45,318	$48,100	$46,038

Growth in same-property NOI	4.5%		5.6%		3.3%		4.7%		4.5%
Number of properties (3)	89		91		95		94		97

Growth in same-property NOI including redevelopments	6.1%		5.2%		3.5%		4.4%		4.3%
Number of properties (4)	102		104		107		107		108

See footnotes on following page.

EQUITY ONE, INC.
APPENDIX - RECONCILIATION OF NET INCOME ATTRIBUTABLE TO EQUITY ONE, INC TO SAME-PROPERTY NOI
June 30, 2016 (unaudited)

Footnotes for Reconciliation of Net Income Attributable to Equity One, Inc. to Same-Property NOI

(1)
Includes adjustments for items that affect the comparability of, and were excluded from, the same-property results. Such adjustments include: common area maintenance costs and real estate taxes related to a prior period, revenue and expenses associated with outparcels sold, settlement of tenant disputes, lease termination revenue and expense, or other similar matters that affect comparability.

(2)
Included in same-property NOI for Q2 2016 and Q1 2016 is $241,000 and $258,000, respectively, in rents related to prior periods that were recognized in connection with the execution of a retroactive anchor lease renewal at Westwood Complex.

(3)
The same-property pool includes only those properties that the company consolidated, owned and operated for the entirety of both periods being compared and excludes non-retail properties and properties for which significant development or redevelopment occurred during either of the periods being compared.

(4)
The same-property pool including redevelopments includes those properties that the company consolidated, owned and operated for the entirety of both periods being compared, including properties for which significant redevelopment occurred during either of the periods being compared, but excluding non-retail properties and development properties.

EQUITY ONE, INC.
APPENDIX - RECONCILATION OF G&A TO ADJUSTED G&A
June 30, 2016 (unaudited)
(in thousands)

	2Q 2016	1Q 2016	4Q 2015	3Q 2015	2Q 2015
G&A	$8,663	$8,711	$9,913	$9,207	$8,417
Transaction costs (1)	773	466	1,073	689	301
Reorganization and severance adjustments (2)	57	117	57	153	114
Adjusted G&A	$7,833	$8,128	$8,783	$8,365	$8,002

Total revenue	$92,531	$94,477	$90,500	$90,439	$90,735
G&A to total revenue	9.4%	9.2%	11.0%	10.2%	9.3%
Adjusted G&A to total revenue	8.5%	8.6%	9.7%	9.2%	8.8%

(1)
Represents costs primarily associated with acquisition and disposition activity, as well as costs incurred during 1Q 2016 in connection with the company’s issuance of shares of common stock to satisfy the exercise of LIH’s redemption right and the subsequent sale of these shares by LIH in a public offering. 4Q 2015 includes $773,000 of costs associated with a financing transaction that was not consummated, the initiation of the company's “at-the-market” equity offering program and affiliate public offerings.

(2)
For all the 2016 periods presented, primarily includes severance expenses. For all the 2015 periods presented, includes the effect of the modification of share-based compensation awards associated with the company's executive transition, as well as severance, bonus payments and other costs associated with reorganizational changes.

EQUITY ONE, INC.
APPENDIX - FFO AND CORE FFO
June 30, 2016 (unaudited)
(in thousands, except per share data)

						Six Months Ended June 30,
	2Q 2016	1Q 2016	4Q 2015	3Q 2015	2Q 2015	2016	2015
Net income attributable to Equity One, Inc.	$21,582	$21,066	$13,432	$16,961	$27,054	$42,648	$35,060
Real estate depreciation and amortization, net of noncontrolling interest	27,100	25,831	23,685	25,070	22,251	52,931	42,950
Pro rata share of real estate depreciation and amortization from unconsolidated joint ventures	888	881	943	944	1,027	1,769	2,060
Gain on disposal of depreciable real estate (1)	(913)	(2,732)	—	(615)	(3,355)	(3,645)	(3,338)
Pro rata share of gains on disposal of depreciable assets from unconsolidated joint ventures, net of noncontrolling interest (2)	—	—	(1,403)	(1,527)	(5,498)	—	(5,498)
Impairments of depreciable real estate	—	—	1,579	—	—	—	11,307
Tax effect of adjustments	—	—	(599)	78	—	—	(246)
FFO	48,657	45,046	37,637	40,911	41,479	93,703	82,295
Earnings attributed to noncontrolling interest (3)	—	—	2,499	2,498	2,499	—	4,998
FFO Available to Diluted Common Stockholders	48,657	45,046	40,136	43,409	43,978	93,703	87,293
Transaction costs (4)	773	466	1,073	689	301	1,239	971
Impairment of land and goodwill	—	—	1,250	2,417	200	—	200
Reorganization and severance adjustments (5)	57	117	57	153	114	174	427
Loss on debt extinguishment	183	5,031	4,735	—	2,701	5,214	2,563
Tax effect of adjustments	(70)	—	—	(918)	—	(70)	—
Core FFO Available to Diluted Common Stockholders	$49,600	$50,660	$47,251	$45,750	$47,294	$100,260	$91,454

FFO per Diluted Common Share	$0.34	$0.32	$0.29	$0.31	$0.31	$0.66	$0.63
Core FFO per Diluted Common Share	$0.35	$0.36	$0.34	$0.33	$0.34	$0.71	$0.66
Weighted average diluted shares (6)	142,227	141,253	140,659	140,505	140,502	141,738	138,437

(1)	Includes the recognition of deferred gains of $3.3 million associated with the past disposition of assets by the company to the GRI JV for the three and six months ended June 30, 2015.

(2)	Includes the remeasurement of the fair value of the company's equity interest in the GRI JV of $5.5 million for the three and six months ended June 30, 2015.

(3)
Represents earnings attributed to convertible units held by LIH for all the 2015 periods presented. Although these convertible units are excluded from the calculation of earnings per diluted share for all the 2015 periods presented, FFO available to diluted stockholders includes earnings allocated to LIH, as the inclusion of these units is dilutive to FFO per diluted share. In January 2016, LIH exercised its redemption right with respect to all of its outstanding convertible units in the CapCo joint venture, and the company elected to satisfy the redemption through the issuance of approximately 11.4 million shares of its common stock to LIH. LIH subsequently sold the shares of common stock in a public offering that closed on January 19, 2016.

(4)
Represents costs primarily associated with acquisition and disposition activity, as well as costs incurred during 1Q 2016 in connection with the company’s issuance of shares of common stock to satisfy the exercise of LIH’s redemption right and the subsequent sale of these shares by LIH in a public offering. 4Q 2015 includes $773,000 of costs associated with a financing transaction that was not consummated, the initiation of the company's “at-the-market” equity offering program and affiliate public offerings.

(5)
For all the 2016 periods presented, primarily includes severance expenses. For all the 2015 periods presented, includes the effect of the modification of share-based compensation awards associated with the company's executive transition, as well as severance, bonus payments and other costs associated with reorganizational changes.

(6)
Weighted average diluted shares used to calculate FFO per share and Core FFO per share for all the 2015 periods presented are higher than the GAAP diluted weighted average shares as a result of the dilutive impact of the 11.4 million joint venture units that were held by LIH which were convertible into the company's common stock. These convertible units were not included in the diluted weighted average share count for all the 2015 periods presented for GAAP purposes because their inclusion was anti-dilutive.